UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

First California Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May [•], 2007

Dear Stockholders:

We cordially invite you to attend the 2007 Annual Meeting of Stockholders. The meeting will be held on June 21, 2007, at [•] p.m. local time at [•].

We have enclosed the Notice of the 2007 Annual Meeting of Stockholders, the Proxy Statement, the Proxy Card and a postage prepaid return envelope.

At the meeting, stockholders will be asked to elect ten directors, to approve amendments to our Amended and Restated Certificate of Incorporation and to approve our new equity incentive plan.

We will also report on our performance in 2006, the recent completion of our reincorporation merger with National Mercantile Bancorp and our merger with FCB Bancorp (the “Mergers”) and answer your questions regarding the Company.

We look forward to seeing you at the meeting.

Sincerely,

Robert E. Gipson	C. G. Kum
Chairman of the Board	President and Chief Executive Officer

Page
SCHEDULE 14A

PROXY STATEMENT	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1: ELECTION OF DIRECTORS	5

CORPORATE GOVERNANCE; BOARD COMMITTEES	8
Director Independence	8
Board Meetings	8
Audit Committee	8
Compensation Committee	9
Nominations Process	9

REPORT OF THE AUDIT COMMITTEE	11

BACKGROUND TO PROPOSALS 2 THROUGH 6	12

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE SUPERMAJORITY VOTING PROVISION RELATING TO THE AUTHORIZED CAPITAL STOCK OF THE COMPANY	14

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE SUPERMAJORITY VOTING PROVISION RELATING TO THE REQUIREMENT THAT ELECTIONS BE BY WRITTEN BALLOT	15

PROPOSAL 4: APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE SUPERMAJORITY VOTING PROVISION RELATING TO THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT	16

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE ARTICLE VII OF THE CERTIFICATE CONTAINING SUPERMAJORITY VOTING REQUIREMENTS RELATING TO THE ABILITY OF STOCKHOLDERS TO CHANGE THE NUMBER OF DIRECTORS	17

PROPOSAL 6: APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE SUPERMAJORITY VOTING PROVISION RELATING TO AMENDMENTS TO THE CERTIFICATE	18

PROPOSAL 7: APPROVAL OF THE FIRST CALIFORNIA 2007 OMNIBUS EQUITY INCENTIVE PLAN	19

INFORMATION ABOUT FIRST CALIFORNIA COMMON AND PREFERRED STOCK OWNERSHIP	23
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.	23
Section 16(a) Beneficial Ownership Reporting Compliance	24

EXECUTIVE OFFICERS	25
Executive Officers	25
Biographical Information Regarding Our Executive Officers	25

EXECUTIVE COMPENSATION	27

INDEPENDENT PUBLIC ACCOUNTANTS	38

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS	39

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING	39

AVAILABILITY OF ANNUAL REPORTS ON FORMS 10-K AND 10-KSB	40

i

FIRST CALIFORNIA FINANCIAL GROUP, INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

to be held Thursday, June 21, 2007

The Annual Meeting of Stockholders of First California Financial Group, Inc. will be held on June 21, 2007, at [•] p.m. local time at [•].

At the Annual Meeting we will ask you to:

1.	Elect ten directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Richard D. Aldridge, Donald E. Benson, John W. Birchfield, Joseph N. Cohen, Robert E. Gipson, W. Douglas Hile, Antoinette Hubenette, M.D., C. G. Kum, Syble R. Roberts and Thomas Tignino) are described in the accompanying Proxy Statement.

2.	Approve amendments to Article XI of our Amended and Restated Certificate of Incorporation (the “Certificate”) to remove supermajority voting provisions that require the approval of not less than two-thirds (2/3) of the total voting power of all outstanding shares of voting stock of the Company, rather than a simple majority, to amend or repeal certain provisions of the Certificate. If these proposals are approved, in the future the vote required to amend these provisions will be a simple majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class. The supermajority voting provisions in our Certificate relate to (i) the authorized capital stock of the Company, (ii) elections by written ballot, (iii) prohibition of the power of stockholders to act by written consent, (iv) the number of directors of the Company, and (v) amendments to our Certificate.

3.	Approve the First California 2007 Omnibus Equity Incentive Plan.

4.	Transact any other business that may properly be presented at the meeting.

If you owned Common Stock of First California Financial Group, Inc. on May 18, 2007, the record date, you are entitled to attend and vote at the Annual Meeting.

By Order of the Board of Directors,

1880 Century Park East	Joseph N. Cohen
Suite 800	Corporate Secretary
Los Angeles, CA 90067
May , 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

to be held June 21, 2007

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement and Proxy Card?

We sent you this Proxy Statement and the enclosed Proxy Card because you own shares of Common Stock of First California Financial Group, Inc., or First California or the Company. Your proxy is being solicited by the Board of Directors of First California. This Proxy Statement provides you with information that will help you cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card.

When you sign the Proxy Card, you appoint each of C. G. Kum and Robert E. Gipson, directors of First California, as your representatives at the Annual Meeting (that is, your proxies). Mr. Kum and Mr. Gipson will vote your shares at the Annual Meeting, as you have instructed them on your Proxy Card(s). If an issue comes up for vote at the Annual Meeting that is not on the Proxy Card, Mr. Kum or Mr. Gipson will vote your shares, under your proxy, in accordance with his judgment.

We first mailed this Proxy Statement, the attached Notice of Annual Meeting and the enclosed Proxy Card on or about May [•], 2007 to all stockholders entitled to vote. Stockholders who owned Common Stock on May 18, 2007 (the record date) are entitled to vote. On the record date, there were [•] shares of Common Stock outstanding.

We previously sent you our 2006 Annual Report to Securityholders, which includes our financial statements and the financial statements of our predecessor, National Mercantile Bancorp. The 2006 Annual Report to Securityholders is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on:

•	the election of 10 directors;

•

the amendment to our Amended and Restated Certificate of Incorporation to remove supermajority vote requirements, which we refer to as the Supermajority Vote Provisions. The Supermajority Vote Provisions require the approval of not less than two-thirds ( 2/3) of the total voting power of all outstanding shares of voting stock of the Company in order to amend or repeal five separate Articles contained in our Certificate and for stockholders to change the number of directors of the Company. The five Articles that are covered by or contain the Supermajority Voting Provisions are as follows:

•	Article IV of the Certificate, relating to the authorized capital stock of the Company;

•	Article V of the Certificate, requiring elections to be by written ballot;

•	Article VI of the Certificate, with respect to stockholder action by written consent;

•

Article VII of the Certificate, that requires the approval of two-thirds (2/3) of the total voting power of all outstanding shares of voting stock in order for the stockholders of the Company to change the number of directors; and

•	Article XI of the Certificate, relating to amendments to the Certificate.

•	the approval of the First California 2007 Omnibus Equity Incentive Plan, which we refer to as the Plan;

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the stockholders at the Annual Meeting.

How do I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. If you mark your voting instructions on the Proxy Card, your shares will be voted as you instruct. If you return a signed Proxy Card but do not provide voting instructions, your shares will be voted “FOR” the election of the nominees for directors identified in this Proxy Statement, “FOR” approval of the amendments to the Certificate and “FOR” approval of the Plan.

You may vote in person at the meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in “street name”, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed Proxy Card, you may revoke it at any time before it is exercised. You may revoke your Proxy Card in any one of three ways:

•	You may send in another Proxy Card with a later date;

•	You may notify First California Financial Group, Inc.’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one Proxy Card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate Proxy Cards for each account. Please sign and return all Proxy Cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to [•] votes may be cast on any matter, subject to cumulative voting for directors.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding shares of Common Stock on the record date of May 18, 2007 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Accordingly, a quorum for our Annual Meeting is [•] votes.

Shares are counted as present at the meeting if the stockholder either:

•	is present at the meeting, or

•	has properly submitted a Proxy Card.

How many votes do I have?

You have one vote for each share of our Common Stock. In the election of directors, you are permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each stockholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the stockholder would have on a single matter. The number of votes a stockholder has on a single matter is the number of shares of Common Stock held by the stockholder on the record date. For example, if you hold 1,000 shares of Common Stock you are entitled to 10,000 total votes in the election of directors (10—the number of directors—multiplied by one vote per share of Common Stock, or 10,000 votes). You may use all of your votes for one nominee, or may distribute your votes among two or more nominees as you see fit.

Mr. Kum and Mr. Gipson (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How many votes are required for each of the proposals?

Proposal 1: Election of Directors

Directors must be elected by a plurality of the votes cast at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your Proxy Card, your vote will not count either “FOR” or “AGAINST” the nominee.

Proposals 2 – 6: Approval of Amendments to our Certificate

The removal of the Supermajority Voting Provisions require the affirmative vote of not less than two-thirds (2/3) of our outstanding shares of Common Stock.

Proposal 7: Approval of the Plan

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum.

Proposal 1: Election of Directors

Abstentions and broker non-votes have no effect on the election of directors.

Proposals 2 – 6: Approval of Amendments to our Certificate

Abstentions and broker non-votes are treated as a vote against the proposals to amend our Certificate.

Proposal 7: Approval of the Plan

Abstentions are treated as a vote against the approval of the Plan. Broker non-votes are not considered entitled to vote on the subject matter and therefore reduce the number of votes needed for approval of the Plan. Therefore, it is very important that you return your Proxy Card as soon as possible, even if you plan on attending the Annual Meeting.

Who pays the costs of soliciting these proxies?

We pay to distribute and solicit proxies and we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses for forwarding proxy materials to stockholders. Our directors, officers and regular employees may solicit proxies in person, through mail, by telephone or through other means. We do not pay those individuals additional compensation for soliciting proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our by-laws state that until immediately after the close of the 2009 Annual Meeting of Stockholders, the Board of Directors will consist of ten directors.

Based on the recommendation of the independent members of the Board of Directors, the Board of Directors has nominated the ten current directors for re-election. If you re-elect them, they will hold office until the next Annual Meeting and until their successors are duly elected and qualified. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Kum or Mr. Gipson (your proxies) may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board of Directors may fill the vacancy until the next Annual Meeting, and until such time as a successor is duly elected and qualified.

The following information is provided regarding the nominees. All nominees are currently directors of First California and were appointed to the respective positions pursuant to the Agreement and Plan of Merger, dated as of June 15, 2006, by and among First California, FCB Bancorp and National Mercantile, which we refer to as the Merger Agreement, upon consummation of the mergers of National Mercantile into First California and FCB Bancorp into First California, which we refer to as the Mergers.

Richard D. Aldridge Director since 2007 Age 58	Mr. Aldridge served as the Vice Chairman of the Board of FCB Bancorp from October 2005 until the completion of the Mergers, and was a director from 1993 until the completion of the Mergers. He was employed for 19 years by Weyerhaeuser Company in Longview, Washington. He served on the company’s Top Safety Committee, and represented Weyerhaeuser nationally serving on the Board of Directors of Forest Industries Telecommunications, an F.C.C. certified trade association. Mr. Aldridge began investing in real estate in 1988 and community banking in 1990, acquiring his first shares in First California Bank (formerly Camarillo Community Bank). Since 1990, he has held investments in Channel Islands Bank, City Commerce Bank, American Commercial Bank, Mid-State Bank and Trust, and First California Bank. While serving as a director of FCB Bancorp, Mr. Aldridge served on several committees including CRA, audit, loan, funds management, and executive committees. Mr. Aldridge also served as interim Chairman of the Board of FCB Bancorp from 1998 to 1999. First California represents the largest single investment in his portfolio.

Donald E. Benson Director since 2006 Age 76	Mr. Benson served as a director of National Mercantile from 1998 until the completion of the Mergers. Mr. Benson is Executive Vice President and a director of Marquette Financial Companies, Minneapolis, Minnesota, a financial services holding company (formerly Marquette Bancshares, Inc.). He has served in that position since 1992. Mr. Benson is also a director of MAIR Holdings, Inc., a commuter airline, Mass Mutual Corporate Investors, a mutual fund, and Mass Mutual Participation Investors, a mutual fund.

John W. Birchfield Director since 2007 Age 54	Mr. Birchfield served as the Chairman of the Board of FCB Bancorp from October 2005 until the completion of the Mergers, and was a director from 1993 until the completion of the Mergers. Since 1995, Mr. Birchfield has served as the Chairman of the Board at B & R Supply Inc. He is also the managing partner of Ralston Properties LP, a privately held real estate management company.

Joseph N. Cohen Director since 2006 Age 60	Mr. Cohen served as a director of National Mercantile from 1998 until the completion of the Mergers. Mr. Cohen has been President of American Entertainment Investors, Inc., a media financing and consulting firm, since February 1996, a Principal of Abel’s Hill Capital Corp., an investment banking firm, since October 1996, and a Principal of EFS Advisors, LLC, which co-manages an entertainment investment fund, since June 2006.

Robert E. Gipson Director since 2007 Age 60	Mr. Gipson served as a director of National Mercantile from 1996 until the completion of the Mergers, and was Chairman of National Mercantile from June 1997 until the completion of the Mergers, and was Chairman of Mercantile National Bank from June 1997 to December 1998. Mr. Gipson is President of Alpha Analytics Investment Group, LLC, a registered investment advisor, and has served in that capacity since its organization in 1998. Mr. Gipson is Of Counsel to the law firm of Gipson Hoffman & Pancione and has been a lawyer with that firm since 1982. Mr. Gipson is also President of Corporate Management Group, Inc., a financial management company, since 1988. Mr. Gipson currently serves as Chairman of the Board for First California.

W. Douglas Hile Director since 2007 Age 53	Mr. Hile served as a director of National Mercantile from 2003 until the completion of the Mergers. Mr. Hile is Chairman and Chief Executive Officer of Meridian Bank, a position he has held since October of 2002. He also serves as Senior Vice President and Regional President for Marquette Financial Companies, a diversified financial services holding company headquartered in Minneapolis, Minnesota. He has almost thirty years of experience in the financial services business, including management roles for Northern Trust and Bank One. Prior to joining Meridian Bank, he served as President and Chief Executive Officer of the Marquette Banks, a $3 billion commercial banking group based in Minneapolis, Minnesota.

Antoinette Hubenette, M.D. Director since 2006 Age 58	Dr. Hubenette served as a director of National Mercantile from 1998 until the completion of the Mergers. Dr. Hubenette was President and a director of Cedars-Sinai Medical Group, Beverly Hills, California (formerly Medical Group of Beverly Hills), a physicians’ medical practice group, from 1994 to 2000. She has been a practicing physician since 1982. She continues in part-time practice of general internal medicine.

C. G. Kum Director since 2007 Age 52

Mr. Kum began his banking career in 1977 as a corporate banking trainee with Bank of California in San Francisco, California. He served as Regional Vice President and Manager of Asset Quality Administration for United Banks of Colorado from 1984 until 1987. Mr. Kum then served as Vice President and Division Manager of Special Projects Division for Colorado National Bank from 1987 until 1993. Mr. Kum moved to California in 1993 and served as Executive Vice President and Chief Credit Officer of City Commerce Bank from 1993 until 1999.

Mr. Kum was appointed to his position as the President and the Chief Executive Officer of First California Bank (formerly known as Camarillo

Community Bank) on September 1, 1999. Under his leadership, the Bank grew from total assets of $100 million and two branches in 1999, to total combined assets of over $1 billion and 12 branches of First California’s bank subsidiaries as of March 31, 2007. He is a graduate of the University of California at Berkeley and received his Masters Degree in Business Administration from Pepperdine University. Mr. Kum also is a graduate of Stonier Graduate School of Banking. He was President of the Board of Directors of Community Bankers of California, an association of California community bank presidents, for the fiscal year 2005-06.

Syble R. Roberts Director since 2007 Age 69	Ms. Roberts was a director of First California Bank from 1989 until the completion of the Mergers, and was the personnel committee chairman. Ms. Roberts was also a Founding Director of City Commerce Bank, Santa Barbara, opened in 1978 and now owned by Rabobank, N.A. Ms. Roberts’ background is in the legal, title insurance and escrow, and real estate investment fields. Ms. Roberts became a specialist in the escrow field of multiple tax-deferred exchanges and long order leasehold estates and was involved in the start-ups of a title insurance company and several escrow and mortgage banking companies.

Thomas Tignino Director since 2007 Age 58	Mr. Tignino served as a director of FCB Bancorp from January 2006 until the completion of the Mergers. Mr. Tignino is the founder and President of Thomas Tignino & Associates, a multi-service accountancy firm established in 1980. His firm specializes in tax planning and compliance, estate planning and investment review.

The Board of Directors recommends a vote “FOR” the election of the Board of Directors’ nominees.

CORPORATE GOVERNANCE; BOARD COMMITTEES

Director Independence

First California has identified as independent directors the following individuals currently serving on its Board of Directors: directors Aldridge, Benson, Birchfield, Cohen, Gipson, Hile, Hubenette, Roberts and Tignino. In making this determination, First California applied Rule 4200(a)(15) of the Nasdaq Marketplace Rules. First California’s Board of Directors has an audit committee and compensation committee. It does not currently have a nominating committee. The entire Board effectively functions as a nominating committee. The Board believes that the composition of the Board permits candid and open discussion regarding potential new candidates for director, obviating the need for a separate committee for these matters. First California has determined that the independent directors identified above also qualify as independent members of its audit and compensation committees and fulfill the independence requirements in connection with the nomination of directors in accordance with Rule 4350 of the Nasdaq Marketplace Rules. Mr. Kum is also a member of the Board of Directors of First California but, as the president and chief executive officer of First California, he is not “independent.”

In making these determinations of independence, First California considered applicable Nasdaq Marketplace Rules and, with respect to members of its audit committee, SEC rules. In addition, with respect to Messrs. Hile and Benson, First California considered employment relationships with affiliates of First California’s largest stockholders.

Board Meetings

From its inception until the completion of the Mergers in March 2007, First California was a business combination shell company and wholly-owned subsidiary of National Mercantile. During fiscal year 2006 and until the completion of the Mergers, First California’s Board of Directors consisted of three directors, all of whom were directors of National Mercantile. First California did not form or constitute any committees until after the completion of the Mergers. First California’s Board of Directors did not meet during fiscal year 2006, but acted by written consent. The Board’s policy regarding director attendance at annual meetings of stockholders is that directors are required to attend. First California does not reimburse directors for expenses related to attendance at annual meetings of stockholders.

The following information is provided regarding certain standing Committees of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was formed on March 12, 2007 upon completion of the Mergers. The Audit Committee reviewed and recommended the adoption of the Committee’s charter, which was approved by the Board of Directors on March 12, 2007. The Audit Committee charter is available on our website at www.fcalgroup.com. The Audit Committee consists of directors Birchfield, Cohen, Gipson, Roberts and Tignino. The Board of Directors has determined that all of the members of the Audit Committee are “independent” in accordance with applicable Nasdaq Marketplace Rules and SEC rules. The Board of Directors has also determined that Thomas Tignino is an “audit committee financial expert” as that term is defined in Regulation S-K of the SEC.

First California’s newly constituted Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance function, as well as those of First California’s subsidiaries.

Compensation Committee

The Compensation Committee of the Board of Directors was formed on March 12, 2007 upon completion of the Mergers. The Compensation Committee reviewed and recommended the adoption of the Committee’s charter, which was approved by the Board of Directors on March 12, 2007. The Compensation Committee charter is available on our website at www.fcalgroup.com. The members of the Compensation Committee are: directors Aldridge, Benson, Birchfield, Hile and Hubenette, none of whom are executive officers of First California. The Board of Directors has determined that all members of the Compensation Committee are “independent” under the listing standards of the Nasdaq Stock Market, Inc.

The newly constituted Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers and exercises the Board of Directors’ authority with respect to the implementation and administration of the executive compensation programs and policies of First California. The Compensation Committee also administers the stock option plans of First California assumed in connection with the Mergers. The Compensation Committee has retained Clark Consulting, Inc. as its independent compensation consultant for 2007 to advise on all matters related to compensation and general compensation programs and to improve the links between executive and senior officer compensation and performance. Additionally, the Compensation Committee consults with C. G. Kum, First California’s President and Chief Executive Officer, on compensation matters.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

Nominations Process

The Board of Directors does not currently have a standing Nominating Committee. Presently, the entire Board effectively functions as a nominating committee. The Board believes that it is appropriate for the Company not to have a separate Nominating Committee because the composition of the Board permits candid and open discussion regarding potential new candidates for director. Nominees for the Board of Directors are selected and recommended for the Board’s selection by a majority of “independent directors,” i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the Nasdaq Stock Market, Inc.

In addition, our by-laws provide that until immediately after the close of the 2009 annual meeting of stockholders, our Board of Directors will consist of 10 directors, five of whom are former directors of FCB Bancorp and five of whom are former directors of National Mercantile. In the event the number of directors is increased or decreased, the Board of Directors will nominate candidates so as to cause the ratio of former National Mercantile directors to former FCB directors to equal one. A special majority of the Board of Directors consisting of at least three-quarters of the members of the Board and a majority of both former FCB Bancorp and former National Mercantile directors serving at the time may determine that this nominations process will not apply to any one or more directorships.

The Board of Directors seeks to achieve a balance of knowledge, experience and capability among members of the Board of Directors. The Board believes that members of the Board should have the highest professional and personal ethics and values. When considering candidates for nomination as a director, the Board takes into account a number of factors. Director candidates are expected to meet a significant number of these factors, but are not expected to meet all the factors equally:

•	Ability to attend regular and special Board of Directors and committee meetings and willingness to perform the duties of a director;

•	Banking industry/general business knowledge, fine moral character, good personal and business reputation;

•	Industry knowledge, contacts and network of potential clients in industries served by us;

•	Reliability, responsibility, fair-mindedness, sound ethics and possession of a high degree of integrity;

•	Ability to develop significant amount of new business, participate in community activities and serve as ambassador for the institution;

•	Financial commitment regarding stock ownership and ability to deposit personal funds at the institution;

•

The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Prior experience on boards of directors of financial institutions.

The Board is responsible for assessing the appropriate mix of skills and characteristics required of members of the Board in the context of the perceived needs of the Board at a given point in time. Diversity in personal background, race, gender and age for the Board as a whole may be taken into account favorably in considering individual candidates.

The Board utilizes a variety of methods for identifying and evaluating nominees for director. The Board will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board is expanded, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current members of the Board or management, stockholders or other persons.

First California’s by-laws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If a stockholder wishes to make such nominations, notice must be received by the Corporate Secretary of First California no less than 90 nor more than 120 days prior to the first anniversary date of the Annual Meeting for the preceding year. Any stockholders wishing to make a nomination to the Board of Directors must deliver a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of our stock owned by each proposed nominee, as reported to the nominating stockholders by such nominee(s), the information regarding each such nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such nominee’s signed consent to serve as a director of the Company if elected, and the nominating stockholders’ name and address and the number and class of all shares of each class of First California’s stock owned by the nominating stockholder.

The Board may require any proposed nominee to furnish such other information as the Board may reasonably require to determine whether the proposed nominee(s) would be considered “independent” under the various rules and standards applicable to the Company. If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent First California Financial Group, Inc. specifically incorporates this Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Management is responsible for First California Financial Group, Inc.’s (the “Company’s”) financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accountants are responsible for auditing those financial statements.

The Audit Committee’s responsibility is to monitor and review these processes and procedures. The Audit Committee has relied on the information provided and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles. The Audit Committee also relies on the opinions of the independent public accountants on the consolidated financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, its consultations and discussions with management and the independent public accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

The Audit Committee met and discussed with the independent public accountants the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61, as currently in effect. In addition, the Audit Committee has discussed with the independent public accountants their independence from the Company and has received the written letter from the independent public accountants required by Independence Standards Board Standard No. 1, as currently in effect.

The Audit Committee also met and discussed with the independent public accountants issues related to the overall scope and objectives of the audit, the Company’s internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings. Lastly, the Audit Committee met with management and discussed the engagement of Moss Adams LLP as the Company’s independent public accountants.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year 2006 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

John W. Birchfield
Joseph N. Cohen
Robert E. Gipson, Chairman
Syble R. Roberts
Thomas Tignino

BACKGROUND TO PROPOSALS 2 THROUGH 6

Background

As part of its continuing effort to evaluate and monitor First California’s corporate governance, the Board of Directors re-considered our corporate governance arrangements and examined the need for stockholder supermajority voting provisions contained in our Amended and Restated Certificate of Incorporation, or the Certificate, which we inherited from our predecessor, National Mercantile. We refer to these supermajority vote requirements in our Certificate as the Supermajority Vote Provisions. The Supermajority Vote Provisions of our Certificate reads as follows:

Article VII:

“(a) If at any time the Corporation has a variable board, the stockholders of the Corporation may not change the exact number of directors within the limits specified in the by-laws, except by the vote of the holders of not less than two-thirds (2/3) of the total voting power of all outstanding shares of voting stock of the Corporation.

(b) Any action by the stockholders to specify or change the fixed number of directors (if the Corporation does not have a variable board) or the maximum or minimum number of directors (if the Corporation has a variable board) or to change from a fixed to a variable board or vice versa shall not be made, repealed, altered, amended or rescinded except by the vote of the holders of not less than two-thirds (2/3) of the total voting power of all outstanding shares of voting stock of the Corporation; provided, however, that a by-law reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.”

Article XI:

“The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IV, V, VI and VII and this Article XI may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the total voting power of all outstanding shares of voting stock of this Corporation.”

In conjunction with this, the Board of Directors determined that it was in the best interests of our stockholders to propose amendments to our Certificate to remove the Supermajority Vote Provisions.

Purpose and Effect of the Amendments

The principal purpose of the proposed amendments to the Certificate is to enhance stockholder democracy and to remove provisions generally considered to be anti-takeover defenses that make it harder for an unsolicited acquisition of First California without Board approval. The Board of Directors is not currently aware of any attempt to take over or acquire First California. However, the Board concluded that it is a matter of good corporate governance and consistent with current stockholder expectations to adopt a general majority standard for stockholder votes, thereby enhancing stockholders’ ability to effectively participate in the corporate governance of First California.

Proposals 2, 3, 4 and 6 seek to eliminate the supermajority voting requirements that apply to amendments or repeal of Articles IV, V, VI and XI of our Certificate and Proposal 5 seeks to remove Article VII, which contains supermajority voting requirements governing stockholder actions to change the number of directors of the Company. Pursuant to SEC staff guidance, the Board of Directors has presented as separate proposals the removal of the supermajority voting requirement with respect to each of the Articles. If each of Proposals 2 through 6 receives the requisite stockholder approval, Article VII will be deleted and Article XI will be amended to read as follows:

Article XI:

“The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.”

The form of the Amended and Restated Certificate of Incorporation (assuming the approval of each of Proposals 2 through 6) is attached hereto as Appendix A.

If one or more (but not all) of Proposals 2 through 6 are adopted, Article XI will be modified to maintain the supermajority voting requirement only with respect to the section or sections not adopted. If Proposal 5 is adopted, the remaining Articles will be renumbered to reflect the removal of Article VII.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE SUPERMAJORITY VOTING PROVISION RELATING TO THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

Background

For background information on this and other proposals to amend our Certificate, see “Background to Proposals 2 Through 6.”

Effect of the Amendment

If approved, Proposal 2 will remove the supermajority voting provision from Article XI of our Certificate that covers Article IV relating to the authorized capital stock of the Company. Thereafter, a proposal to amend Article IV of our Certificate relating to our authorized capital stock will require the approval of a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of not less than two-thirds (2/3) of our outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Amendment to the Certificate to remove the supermajority voting provision relating to the authorized capital stock of the Company.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE

SUPERMAJORITY VOTING PROVISION RELATING TO THE REQUIREMENT

THAT ELECTIONS BE BY WRITTEN BALLOT

Background

For background information on this and other proposals to amend our Certificate, see “Background to Proposals 2 Through 6.”

Effect of the Amendment

If approved, Proposal 3 will remove the supermajority voting provision from Article XI of our Certificate that covers Article V relating to the requirement that elections be by written ballot. Thereafter, a proposal to amend Article V of our Certificate requiring elections to be by written ballot will require the approval of a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of not less than two-thirds (2/3) of our outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Amendment to the Certificate to remove the supermajority voting provision relating to the requirement that elections be by written ballot.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE SUPERMAJORITY VOTING PROVISION RELATING TO STOCKHOLDER ACTION BY WRITTEN CONSENT

Background

For background information on this and other proposals to amend our Certificate, see “Background to Proposals 2 Through 6.”

Effect of the Amendment

If approved, Proposal 4 will remove the supermajority voting provision from Article XI of our Certificate that covers Article VI relating to the stockholder action by written consent. Thereafter, a proposal to amend Article VI of our Certificate with respect to stockholder action by written consent will require the approval of a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of not less than two-thirds (2/3) of our outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Amendment to the Certificate to remove the supermajority voting provision relating to stockholder action by written consent.

PROPOSAL 5

APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE ARTICLE VII OF THE CERTIFICATE CONTAINING SUPERMAJORITY VOTING REQUIREMENTS RELATING

TO THE ABILITY OF STOCKHOLDERS TO CHANGE THE NUMBER OF DIRECTORS

Background

For background information on this and other proposals to amend our Certificate, see “Background to Proposals 2 Through 5.”

Effect of the Amendment

If approved, Proposal 5 will remove Article VII of the Certificate containing the supermajority voting requirements relating to stockholder action to change the number of directors of the Company. Proposal 5 will also remove the supermajority voting provision from Article XI of our Certificate that covers any amendments or repeal of Article VII. If Proposal 5 is approved, the Board of Directors intends to conform the Amended and Restated By-Laws of the Company, or By-Laws, to the amended Certificate. Thereafter, stockholder action to change the number of directors will be governed by the By-Laws of the Company. Accordingly, a stockholder proposal to adopt amendments to the By-Laws will require the approval of a majority of the stock present in person or represented by proxy and entitled to vote on the matter.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of not less than two-thirds (2/3) of our outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Amendment to the Certificate to remove Article VII of the Certificate containing supermajority voting requirements relating to the ability of stockholders to change the number of directors of the Company.

PROPOSAL 6

APPROVAL OF AMENDMENT TO THE CERTIFICATE TO REMOVE THE SUPERMAJORITY

VOTING PROVISION RELATING TO AMENDMENTS TO THE CERTIFICATE

Background

For background information on this and other proposals to amend our Certificate, see “Background to Proposals 2 Through 6.”

Effect of the Amendment

If approved, Proposal 6 will remove the supermajority voting provision from Article XI of our Certificate that covers Article XI relating to the amendments to the Certificate. Thereafter, a proposal to amend Article XI of our Certificate relating to amendments to the Certificate will require the approval of a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of not less than two-thirds (2/3) of our outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Amendment to the Certificate to remove the supermajority voting provision relating to amendments to the Certificate.

PROPOSAL 7

APPROVAL OF THE FIRST CALIFORNIA 2007 OMNIBUS EQUITY INCENTIVE PLAN

The Board of Directors has approved the First California 2007 Omnibus Equity Incentive Plan, or the Plan, and authorized the Plan to be submitted to the stockholders of the Company for approval. In this discussion, we refer to the First California 2007 Omnibus Equity Incentive Plan as the Plan. The Plan authorizes the issuance of awards for up to 1,000,000 shares of our Common Stock in the form of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. To date, no awards have been made under the Plan and no awards will be made unless and until the Plan is approved by stockholders. The purpose of the Plan is to further align the interests of our current and future directors, executive officers and other employees with the interests of our stockholders by giving them an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the acquisition of our Common Stock, thereby encouraging the creation of long-term stockholder value. The Board of Directors believes the new Plan gives the Compensation Committee of the Board of Directors or a subcommittee thereof, which we refer to as the Compensation Committee, greater flexibility to continue to make appropriate equity compensation awards to key employees, provides the Compensation Committee with the ability to make performance-based awards and with greater flexibility in the nature and amount of stock awards that may be made to non-employee directors. The Plan also reflects recent and proposed legislation relating to compensation matters. Currently, the Company only has authorized approximately 178,000 shares for grant under the equity plans First California assumed in connection with the Mergers. Accordingly, without approval of a new equity incentive plan, the Compensation Committee will lose the ability to make equity awards.

The Board of Directors believes it is in the best interests of the Company and its stockholders to approve the Plan.

If the Plan is approved by the stockholders, we plan to file, as soon as practicable, a registration statement covering the 1,000,000 shares issuable under the Plan. Except in the case of shares issued to our affiliates, as defined in the Securities Act of 1933 and regulations thereunder, the shares of Common Stock issued under the Plan including upon exercise of options granted pursuant to the Plan will be freely tradable in the public market if they are issued while a registration statement is effective.

The following is a summary of the material terms of the Plan and is qualified in its entirety by the complete text of the Plan, which is attached hereto as Appendix B. The capitalized terms used but not defined in this summary have the meanings given to them in the Plan.

Administration

The Plan will be administered and interpreted by the Compensation Committee. The Compensation Committee will select the officers and other employees to receive awards, determine the types of awards and number of shares to be awarded to them and set the terms, conditions and provisions of the awards consistent with the terms of the Plan. The Compensation Committee may establish rules for the administration of the Plan. All actions, interpretations and determinations made by the Compensation Committee shall be final and conclusive and binding.

Eligible Directors and Employees

The Compensation Committee may grant awards to directors, officers and other employees of the Company or a Related Entity (as defined in the Plan), including our subsidiaries, or the Key Persons. The Company anticipates that approximately 50 to 75 officers, directors and employees will be eligible to receive awards under the Plan.

Shares Subject to the Plan

The maximum number of shares of Common Stock reserved for all awards under the Plan is 1,000,000, subject to adjustment as described below. In the event of any change in the number of issued shares of Common Stock (or issuance of shares other than Common Stock) as a result of any forward or reverse share split, or share dividend, reclassification, merger, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Common Stock, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution, then the Compensation Committee will equitably adjust the number or kind of shares of Common Stock that may be issued under the Plan, and any or all of the terms of an outstanding award (including the number of shares of Common Stock covered by such outstanding award).

An award made under the Plan may be made in the form of an option, tandem or freestanding stock appreciation right, restricted stock, restricted stock units or other stock-based award.

Types of Awards

Stock Options

Options granted to Key Persons under the Plan may be either incentive stock options, or ISOs, under the provisions of Section 422 of the Internal Revenue Code, or the Code, or options that are not subject to the provisions of Section 422 of the Code, or Nonqualified Options. Options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The Compensation Committee at its discretion determines the number of option shares, the term of the option, the exercise price, vesting schedule and any other terms and conditions. The exercise price per share of Common Stock covered by an option will not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine the periods during which the options will be exercisable. However, no ISO will be exercisable more than 10 years after the date of grant. The Compensation Committee may impose restrictions, as it deems advisable on the shares acquired pursuant to the exercise of an option, including but not limited to requiring the recipient to hold the shares acquired pursuant to the exercise for a specified period of time. Payment of the exercise price of any option may be made (1) in cash (by certified check or as otherwise permitted by the Compensation Committee), (2) to the extent specified in the individual award agreements, (3) by delivering shares of Common Stock that have been owned by the option holder for at least six months (or other period necessary for the Company to avoid a charge to earnings), or (4) to the extent permitted by law, by such other method as the Compensation Committee may determine, including a cashless exercise procedure through a broker-dealer.

Stock Appreciation Rights

The Plan permits the award of stock appreciation rights, or SARs. Each SAR may relate to and be associated with a specific option or may be freestanding. In the case of an SAR that is related to an option, the SAR may be granted either at the time the option is granted or, if related to a Nonqualified Option, at any time thereafter. An SAR related to an option is subject to the same terms and conditions as the related option and is exercisable only to the extent the related option is exercisable. Upon the exercise of an SAR, the holder will be entitled to receive an amount equal to (1) the excess of (a) the fair market value (as defined in the Plan) of a share of Common Stock on the exercise date of the SAR over (b) the exercise price of such right as set forth in the award agreement on the date of grant multiplied by (2) the number of shares of stock as to which the SAR is being exercised. Any payment with respect to an SAR will be made in Common Stock determined on the basis of the fair market value on the exercise date of the SAR or, alternatively, at the discretion of the Compensation Committee, solely in cash, or in a combination of cash and Common Stock. On the exercise of an SAR related to an option, the related option, or portion thereof in respect of which the SAR is exercised, terminates. The Compensation Committee in its sole discretion determines the number of SARs, the term of the SARs, the exercise price, vesting schedule and any other terms and conditions.

Restricted Stock and Restricted Stock Units

The Plan authorizes awards of restricted stock and restricted stock units. The Compensation Committee will determine the terms and conditions of restricted stock awards, including the restriction period. The holder of restricted stock or a restricted stock unit may not sell, assign, transfer or otherwise dispose of, except by will or the laws of descent and distribution, shares of restricted stock or restricted stock units during the restriction period. Except as otherwise provided by the award agreement or the Plan, the holder of restricted stock or a restricted stock unit will possess all incidents of ownership of the shares, including the right to receive dividends paid on the shares and to vote the shares, during the restriction period.

If the grant of restricted stock or restricted stock unit or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulas or standards, and the applicable vesting percentages with reference to the attainment of the goals or satisfaction of the formulas or standards while the outcome of the performance goals are substantially uncertain. The performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures.

Other Stock-Based Awards

The Plan authorizes the Compensation Committee to grant other awards of stock and other awards that are valued in whole or in part by reference to, or payable on or otherwise based on Common Stock, or other stock-based awards. The Committee, or the Board, may determine the terms and conditions of the other stock-based awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period.

Transferability

In general, no award may be assignable or transferable by the holder other than by will or by the laws of descent and distribution. However, the Compensation Committee, or the Board, may determine at the time of grant or thereafter that an award, other than an ISO or restricted stock, is transferable to a family member or to trusts established in whole or part for the benefit of the holder of such award and/or one or more immediate family members under circumstances and conditions specified by the Compensation Committee or the Board.

Change in Control

Except as otherwise provided in an applicable award agreement, the following will occur unless otherwise expressly provided for in the award agreement in the event of a Change in Control (as defined in the Plan): (1) any and all outstanding stock options and SARs granted under the Plan will become vested and immediately exercisable, (2) any restrictions on Restricted Stock and Restricted Stock Units will lapse, and Restricted Stock Units will become vested and immediately payable, (3) unless otherwise specifically provided in an award agreement, the Compensation Committee will immediately vest and pay out all Cash-Based Awards and Other Stock-Based Awards, and (4) The Compensation Committee will have the ability to determine that all outstanding awards are cancelled upon a Change in Control, and that the value of such awards, as determined by the Compensation Committee in accordance with the terms of the Plan and the award agreement, be paid out in cash, shares of Common Stock or other property within a reasonable time subsequent to the Change in Control.

Amendment and Termination

The Board or the Compensation Committee may amend or terminate the Plan, provided that no amendment that requires stockholder approval under Delaware law, the listing requirements of The Nasdaq Stock Market, Inc., or in order for the Plan to continue to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code shall be effective unless it is approved by the requisite vote of stockholders. No amendment shall adversely affect any of the rights of any holder of any award without the holder’s consent.

U.S. Federal Income Tax Consequences of Stock Options

The following is a brief description of the U.S. federal income tax consequences generally arsing with respect to the grant of options.

A holder of an ISO does not realize taxable income, and no tax deduction is available to the Company, upon either the grant or exercise of an ISO. If a holder of an ISO holds the shares acquired upon the exercise of an ISO for more than one year after the option exercise and more than two years after the date of the option grant, or the Holding Period, the difference between the option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss, and no deduction will be available to the Company. If the shares are sold before the expiration of the Holding Period, the holder will realize ordinary income, and the Company will be entitled to a deduction for the portion of the gain, if any, equal to the difference between the option price and the lesser of the fair market value of the shares on the exercise date or the amount realized upon the disposition. Any further gain or loss will be taxable as a long-term or short-term capital gain or loss depending upon the Holding Period before disposition.

A holder of a Nonqualified Option does not realize taxable income, and no deduction is available to the Company, upon the grant of a Nonqualified Option. When a Nonqualified Option is exercised, the excess of the fair market value of the shares on the exercise date over the exercise price of the option will be taxable to the holder as ordinary income and deductible by the Company. The tax basis of shares acquired will be the fair market value of the shares on the exercise date. For shares held for more than one year following the exercise date, the holder will realize long-term capital gain or loss upon disposition.

We believe that compensation received by employees on the exercise of Nonqualified Options or the disposition of shares acquired upon the exercise of any ISOs will be considered performance-based compensation and thus not subject to the $1 million limit of Section 162(m) of the Code and may be deductible by the Company.

In the event that the exercisability or vesting of any option is accelerated due to a Change in Control, payments relating to the options (or a portion thereof), either alone or together with other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible to the Company.

New Plan Benefits

The Compensation Committee has not granted any awards or issued any stock under the Plan. Information regarding awards of stock options granted to the named executive officers and directors of our predecessor, National Mercantile in 2006 under existing stock incentive plans assumed by the Company in connection with the Mergers appears in the section entitled “Executive Compensation—Option Exercises and Stock Vested.” The number, amount, and type of awards to be received by or allocated to holders of awards under the Plan in the future cannot be determined at this time.

Vote Required and Board of Directors Recommendation

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes are not considered entitled to vote on the subject matter and therefore reduce the number of votes needed for approval of the Plan.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the First California 2007 Omnibus Equity Incentive Plan.

INFORMATION ABOUT FIRST CALIFORNIA

COMMON AND PREFERRED STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table provides information as of April 16, 2007 regarding our Common Stock and series A convertible perpetual preferred stock, or “Series A Preferred Stock, owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or outstanding Series A Preferred Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this annual report on Form 10-K; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name of Beneficial Owners	Amount of Beneficial Ownership of FCFG Common Stock(1)	Approximate Percentage of Outstanding Shares	Amount of Beneficial Ownership of FCFG Preferred Stock(7)	Approximate Percentage of Outstanding FCFG Preferred Stock(7)
Directors and Executive Officers:
C.G. Kum	50,041	*	0	*
Thomas E. Anthony	27,253	*	0	*
Romolo Santarosa	2,685	*	0	*
David R. Brown	15,625	*	0	*
Robert W. Bartlett	48,750	*	0	*
Richard Aldridge(2)	466,828	4.04%	0	*
Donald E. Benson	80,437	*	0	*
John W. Birchfield(3)	570,337	4.94%	0	*
Joseph N. Cohen	9,562	*	0	*
Robert E. Gipson	45,470	*	0	*
W. Douglas Hile	2,676	*	0	*
Antoinette Hubenette, M.D.	8,187	*	0	*
Syble R. Roberts	414,932	3.59%	0	*
Thomas Tignino	0	*	0	*
All directors and executive officers as a group (18 persons)	1,742,783	15.09%	0	*

Greater than 5% stockholders not listed above:
James O. Pohlad(4)(5)	927,891	7.98%	334	33.4%
Robert C. Pohlad(4)(5)	927,808	7.97%	333	33.3%
William M. Pohlad(4)(5)	927,806	7.97%	333	33.3%
Carl R. Pohlad(6)	387,496	3.36%	0	*
Total Pohlad Family	3,171,001	27.46%	1,000	100%
James O. Birchfield	868,655	7.52%	0	*

*	Represents less than 1% of total estimated shares outstanding after the consummation of the Mergers.

(1)

Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of September 30, 2006 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Unless otherwise noted in a footnote to this table, the number of shares reflected in the table includes shares held by or with such person’s spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse);

shares held as custodian for minor children; or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power.

(2)	This figure includes 52,469 shares held by the Brian J. Aldridge Trust, of which Lynda J. Aldridge, the spouse of Richard Aldridge, is the sole trustee.

(3)	This figure includes 49,227 shares held by the Shane O. Birchfield Trust, of which John W. Birchfield is the sole trustee.

(4)	The share numbers do not include 39,702 shares of Common Stock issuable upon the exercise of options to purchase Common Stock by Scott A. Montgomery which Elaine B. Montgomery, The Montgomery Living Trust Dated September 28, 2000 (the “Montgomery Trust” and collectively with Elaine B. Montgomery and Scott A. Montgomery, the “Sellers”) have the right to cause James O. Pohlad, Robert C. Pohlad and William M. Pohlad (the “Purchasers”) to purchase upon the exercise of options. Commencing upon the second anniversary of the termination of Mr. Montgomery’s employment and ending on the fifth anniversary of such termination, each Purchaser has the one-time right and option to purchase 39,702 shares.

(5)	The share numbers do not include (i) 10,000 shares of Common Stock to be acquired from David R. Brown (the “Seller”) on February 9, 2008 pursuant to the terms of the of the Securities Purchase and Option Agreement dated December 15, 2006 (the “Brown Agreement”), entered into by and between David R. Brown with James O. Pohlad, Robert C. Pohlad and William M. Pohlad (the “Purchasers”) and (ii) 5,625 shares of Common Stock issuable upon the exercise of options to purchase Common Stock by the Seller, which pursuant to the terms of the Brown Agreement, the Seller has agreed to sell to the Purchasers on the tenth business day following the one-year anniversary of each option exercise.

(6)	Owned in two separate revocable trusts.

(7)	Each share of First California preferred stock is convertible into a number of shares of Common Stock equal to the liquidation preference of $1,000 and any accumulated dividends thereon, divided by 5.63.

Section 16(a) Beneficial Ownership Reporting Compliance

We had no class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, at any point during the fiscal year ended December 31, 2006. Accordingly, none of our executive officers or directors were required to file reports under Section 16(a) of the Exchange Act with respect to such fiscal year.

EXECUTIVE OFFICERS

Executive Officers

The table below sets forth our current executive officers, their ages as of December 31, 2006, and their positions. All of our executive officers and directors were appointed to their respective positions pursuant to the terms of the Agreement and Plan of Merger, dated as of June 15, 2006 (the “Merger Agreement”), by and among First California, FCB Bancorp, a California corporation, and National Mercantile.

Name	Age	Position
C. G. Kum	52	Director, President and Chief Executive Officer
Thomas E. Anthony	57	Executive Vice President and Head of Commercial Banking
Romolo Santarosa	50	Executive Vice President and Chief Financial Officer
David R. Brown	47	Executive Vice President and Chief Strategy Officer
Robert W. Bartlett	60	Executive Vice President and Chief Credit Officer

As used throughout this report, the term “executive officer” means our President and Chief Executive Officer, our Executive Vice President and Chief Credit Officer, our Executive Vice President and Chief Financial Officer, our Executive Vice President and Chief Strategy Officer and our Executive Vice President, Head of Commercial Banking. Our Chairman of the Board, Corporate Secretary and other Vice Presidents are not executive officers.

Biographical Information Regarding Our Executive Officers

C. G. Kum, Director, President and Chief Executive Officer. Mr. Kum began his banking career in 1977 as a corporate banking trainee with Bank of California in San Francisco, California. He served as Regional Vice President and Manager of Asset Quality Administration for United Banks of Colorado from 1984 until 1987. Mr. Kum then served as Vice President and Division Manager of Special Projects Division for Colorado National Bank from 1987 until 1993. Mr. Kum moved to California in 1993 and served as Executive Vice President and Chief Credit Officer of City Commerce Bank from 1993 until 1999.

Mr. Kum was appointed to his position as the President and the Chief Executive Officer of First California Bank (formerly known as Camarillo Community Bank) on September 1, 1999. Under his leadership, the Bank grew from total assets of $100 million and two branches in 1999, to total combined assets of over $1 billion and 12 branches of First California’s bank subsidiaries as of March 31, 2007. He is a graduate of the University of California at Berkeley and received his Masters Degree in Business Administration from Pepperdine University. Mr. Kum also is a graduate of Stonier Graduate School of Banking. He was President of the Board of Directors of Community Bankers of California, an association of California community bank presidents, for the fiscal year 2005-06.

Thomas E. Anthony, Executive Vice President and Head of Commercial Banking. Mr. Anthony moved from Illinois and began his banking career in 1970 as a commercial loan trainee with the then United California Bank in Los Angeles. He served as Vice President—Commercial Lender at Independence Bank from 1988 to 1992. He then served as Executive Vice President and Chief Credit Officer at Channel Islands National Bank from 1992 until 1998 when it was merged with American Commercial Bank, where he served in the same capacity from 1998 until 1999. Mr. Anthony joined First California Bank in 1999 as Executive Vice President and Chief Credit Officer.

Mr. Anthony graduated from Northern Illinois University with a degree in management.

Romolo Santarosa, Executive Vice President and Chief Financial Officer. Mr. Santarosa began his banking career in 1991 with Shawmut National Corporation as its Controller. In 1995, Mr. Santarosa joined Sanwa Bank

California and served as Controller until 1997. He then served as Chief Financial Officer of Southern Pacific Bank from 1997 until 2000, of Eldorado Bancshares, Inc. from 2000 to 2001, and of Treasury Bank, N.A. from 2001 to 2002. Mr. Santarosa joined First California Bank in November 2002 as Executive Vice President and Chief Financial Officer.

Mr. Santarosa is a graduate (1978) of Ithaca College, Ithaca, New York. He began his career in public accounting with Price Waterhouse, an international public accounting firm. He also is a certified public accountant in New York and Connecticut.

David R. Brown, Executive Vice President and Chief Strategy Officer. Mr. Brown served as Chief Financial Officer for Eldorado Bancorp from 1986 to 1997. In November 1997, he organized PriVest Bank in Costa Mesa, California and served as its President, Chief Operating Officer, Chief Financial Officer and a director until 2001. He was appointed Chief Financial Officer of National Mercantile in June 2001, and served in the same position for its subsidiary banks—Mercantile National Bank and South Bay Bank. Mr. Brown graduated from California State Polytechnic University with a degree in business administration. He is a certified public accountant licensed in California and began his career in public accounting in 1981 with Arthur Andersen & Co.

Robert W. Bartlett, Executive Vice President and Chief Credit Officer. Mr. Bartlett began his banking career at Bank of America in 1974 and over fifteen years held various positions in commercial banking and credit administration, including Commercial Banking Manager for the Long Beach, California regional office. From 1989 to 1994 he served in credit administration, including Chief Credit Officer, for West Coast Bancorp and its subsidiary bank, Sunwest Bank. From 1994 to 2000 he served as Chief Credit Officer for Tokai Bank of California and from 2000 to 2001 he was Senior Vice President—Commercial Banking for Pacific Century Bank. Mr. Bartlett joined National Mercantile in 2001 as Chief Credit Officer for its subsidiary, South Bay Bank. His role was expanded in 2003 to include Chief Credit Officer for subsidiary Mercantile National Bank and in 2005 he was appointed Chief Operating Officer for National Mercantile.

EXECUTIVE COMPENSATION

First California Compensation Matters

First California was formed in May 2006 for the purpose of holding the bank subsidiaries of National Mercantile and FCB Bancorp following completion of the Mergers. As a newly formed company with no operations, First California has yet to finalize or adopt its own executive compensation programs. First California’s newly constituted compensation committee consists of Donald E. Benson, Richard D. Aldridge, John W. Birchfield, W. Douglas Hile and Antoinette Hubenette. As members of the compensation committee, these individuals will exercise the Board of Directors’ authority with respect to the implementation and administration of the executive compensation programs and policies of First California.

At this time, such programs and policies have not been determined. Accordingly, the compensation amounts and other information presented in the tables below represent information with respect to First California’s immediate predecessor in its reincorporation merger, National Mercantile. Such information, and the compensation discussion and analysis of National Mercantile presented below, may not be indicative of future compensation that First California will pay or award to its executive officers or directors. In addition, the philosophy and objectives of First California’s future compensation programs have not yet been determined. This philosophy and these objectives and the adoption and implementation of First California’s compensation programs are being undertaken subject to the oversight of the company’s compensation committee.

Compensation Discussion and Analysis Related to National Mercantile

Overview.

The overriding goal of National Mercantile’s compensation programs was to recruit, retain and motivate highly qualified and competent executive and senior officers in the highly competitive southern California commercial banking market. To a lesser extent, through the incentive arrangements built into National Mercantile’s employment agreement with its former chief executive officer, Scott A. Montgomery, an additional objective of the compensation programs was to align his interests with those of the shareholders generally.

The stock option and compensation committee of National Mercantile’s Board of Directors was responsible for reviewing and approving National Mercantile’s overall compensation and benefit programs and for administering the compensation of the Chief Executive Officer, or CEO. In addition, the stock option and compensation committee was also responsible for administering National Mercantile’s various stock option plans. The CEO was generally responsible for determining all elements of compensation for National Mercantile’s two other named executive officers and other senior management, subject to the approval of the stock option and compensation committee. The stock option and compensation committee, on the basis of recommendations from the CEO, determined the compensation of the CEO.

Executive Compensation Policy

National Mercantile’s compensation policy consisted primarily of the following components:

•	base salary;

•	annual cash bonus; and

•	long-term award(s) and compensation—including stock option grants and severance arrangements.

Historically, neither National Mercantile nor its stock option and compensation committee employed compensation consultants to determine executive compensation. However, in February 2006, the committee retained John Parry & Alexander, a human resources and administrative services consulting company, to review and analyze the compensation structure with respect to each of National Mercantile’s three named executive officers—Mr. Montgomery, the CEO, David Brown, Chief Financial Officer, or CFO, and Robert Bartlett, Chief Operating Officer, or COO. The compensation consultants considered information for peer companies as collected from various sources, including the 2005 California Bankers Association Compensation & Benefits Survey and a third-party benchmark compensation report, among others. Among other things, the report concluded that the CEO’s base salary was approximately fifteen percent above the market median, while the base salary for the CFO and COO were generally at the market median. For all three named executive officers, bonus payments were generally below market medians. The information provided by the compensation consultants was not used to benchmark compensation amounts for National Mercantile’s named executive officers, in large part because the committee had recently made its compensation decisions with respect to 2005 including increases in the named executive officer’s base salaries. Going forward, First California has retained Clark Consulting, Inc. as its independent compensation consultant for 2007 to advise on all matters related to compensation and general compensation programs and to improve the links between senior and executive compensation and performance.

National Mercantile did not employ formulas to determine the relationship of one element of compensation to another nor does it determine the amount of one form of compensation based solely on the amount of another form of compensation.

Base Salary. Other than with respect to the CEO, base salary for the National Mercantile named executive officers was determined by the CEO, subject to approval by the stock option and compensation committee, based on the experience, skills, knowledge and responsibilities required of the executive officers, and based on National Mercantile’s performance. Salaries for executive officers were reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities.

The salaries paid during fiscal year 2006 to National Mercantile’s named executive officers are shown in the Summary Compensation Table below. The CEO was subject to an employment agreement with National Mercantile that provided for a base salary of $310,000 subject to adjustment annually based on changes in a consumer price index for Los Angeles. In addition, in connection with the Merger Agreement, Mr. Montgomery and National Mercantile entered into a letter agreement amending the employment agreement to provide, among other things, that his salary for the remainder of 2006 would be at the per annum rate of $349,456.

Short-Term Annual Cash Bonuses. National Mercantile historically awarded annual cash bonuses to the named executive officers to reward individual performance during the fiscal year. Annual cash bonuses were typically determined in February or March of a given year with respect to performance in the immediately preceding year. Other than with respect to the CEO, such bonuses were not determined pursuant to pre-established performance targets or achievement of such targets, but rather on an overall assessment of the company’s performance for the prior year and the given executive’s contributions.

In order to align the CEO’s interests with those of shareholders generally, Mr. Montgomery’s employment agreement provided that he was entitled to an incentive bonus tied to the achievement by the company of net income before income tax provision, or pretax profit. Specifically, the agreement provided that Mr. Montgomery was entitled to 3% of the first $3 million of any such pretax profit, 4% of the next $2 million of any such pretax profit and 5% of any such pretax profit in excess of $5 million. However, in no event could his incentive bonus in any year exceed his base salary for such year. In connection with the letter agreement amending his employment agreement entered into at the time of the Merger Agreement, and in order to secure the services of Mr. Montgomery through the merger process, National Mercantile and Mr. Montgomery agreed to fix his incentive bonus for 2006 at $349,456.

Long-Term Incentive Awards. Any long-term incentive awards paid by National Mercantile to the named executive officers were paid in the form of options to acquire National Mercantile common stock under one or more of National Mercantile’s various stock option plans, including the National Mercantile Bancorp 2005 Stock Incentive Plan. Awards were not necessarily made on an annual basis. In fact, the award to Mr. Montgomery in 2006 was the first award to him in ten years. The stock options were designed to align the interests of the executive officers with the shareholders’ long-term interests by providing them with equity awards that vest over a period of time, generally over two years in equal installments, and became exercisable upon the occurrence of certain events, as well as to reward the senior and executive officers for performance. National Mercantile did not have stock ownership guidelines for its executive officers (or its directors), although First California expects that such guidelines will be considered by it and its board and compensation committee in setting new policies for First California.

Based on the recommendations of the CEO, the stock option and compensation committee determined the number of stock options to be granted to the named executive officers, taking into account the company’s and the individual’s performance. As noted above, awards were not necessarily annual and varied from grant to grant. All stock options were made at the market price at the time of the award. National Mercantile did not grant stock options with an exercise price less than the closing price of National Mercantile’s common stock on the grant date, nor did it grant stock options which were priced on a date other than the grant date.

Employment Arrangements. As noted above, since 1999 the components of the CEO’s compensation were largely determined by the terms and conditions of his employment agreement with National Mercantile. Concurrently with execution of the Merger Agreement, National Mercantile and Mr. Montgomery entered into an amendment of Mr. Montgomery’s employment agreement. The amendment provided that Mr. Montgomery would retire after assisting in the transition through March 31, 2007. Under the employment agreement as amended, Mr. Montgomery is entitled to receive severance of $1,325,838 payable in 60 monthly installments of $22,097 commencing October 1, 2007. First California must also continue to provide medical and other insurance coverage, to the extent permitted by the benefit plans, for two years from the termination of his employment and provide him title to his company car. The amended employment agreement also fixed Mr. Montgomery’s incentive compensation for 2006 at the amount of his salary for the year ($349,456) and provided that he would receive his full salary through the end of 2006. His compensation from January 1, 2007 through March 31, 2007 was set by the amended employment agreement at $74,728.

Second Amended and Restated Severance Agreements for David R. Brown and Robert W. Bartlett. Concurrently with execution of the Merger Agreement, National Mercantile amended and restated the severance agreements of David R. Brown and Robert W. Bartlett. Under each of their prior agreements, if a change of control occurred and within one year thereafter National Mercantile terminated the executive’s employment “without cause” (as defined in the severance agreements) or the executive voluntarily terminated his employment, the executive would be entitled to a lump sum payment of 15 months’ base salary and twice his bonus for the prior year. National Mercantile believed that change in control severance arrangements stabilized its workforce given the uncertainty associated with change of control events. The amendment to each of their severance agreements: (i) specifically provided that the consummation of the transactions contemplated by the Merger Agreement constituted a change of control under the agreements; (ii) provided that the bonus component of the severance would be not less than twice the amount of the bonus they earned in fiscal 2005; and (iii) under certain limited circumstances in which a severance payment is made, subjects the recipient to a one-year non-solicitation provision.

Other Programs. National Mercantile also provided its named executive officers with perquisites and other personal benefits that it believed were reasonable and consistent with its overall compensation program to attract and retain qualified executive officers and to facilitate the performance of executives’ management responsibilities.

National Mercantile maintained a section 401(k) employee savings and retirement plan for substantially all employees who had at least six months of service. National Mercantile’s matching contribution to the plan was equal to 50% of the first 6% of pay that is contributed to the 401(k) savings and retirement plan.

National Mercantile also paid the premiums associated with life insurance coverage for the named executive officers. In addition, the named executive officers were provided with one or more of the following: club memberships, an automobile allowance, and cell phones, as well as benefits available to all employees such as medical, dental and vision insurance.

Deferred Compensation Arrangements. Prior to the Mergers, National Mercantile’s Deferred Compensation Plan sought to provide specified benefits to a select group of management or highly compensated employees who contributed materially to the growth, development and future business of the company. The plan allowed eligible participants to select a certain amount of their annual compensation to be set aside in an interest-bearing account at a annual rate equal to prime plus 150 basis points with a maximum rate of 9% and a minimum rate of 5%. Upon the participant’s termination of employment and subject to a six month delay in distributions under Internal Revenue Code Section 409A, National Mercantile would pay the participant the sum of all amounts and interest accrued in monthly installments for up to five years or in one lump sum payment, to be selected by the participant. If, however, the participant was terminated for cause, all interest accrued would be eliminated and the participant would receive only the amount of compensation deferred.

Tax and Accounting Information

Deductibility of Executive Compensation. The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. Generally, remuneration at National Mercantile was not expected to exceed $1.0 million for any employee. Therefore, National Mercantile did not expect that compensation would be affected by the qualifying compensation regulations.

Compensation Committee Report

The compensation committee of First California has reviewed and discussed with current management of First California the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the compensation committee of First California has recommended to the Board of Directors of the First California that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

This report of the compensation committee of the First California Board of Directors is included herein at the direction of its members:

Donald E. Benson
Richard D. Aldridge
John W. Birchfield
W. Douglas Hile
Antoinette Hubenette

Summary Compensation Table

The following table contains summary compensation information for the fiscal year ended December 31, 2006 with respect to the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Operating Officer of National Mercantile. Such executive officers are referred to in this item as the National Mercantile named executive officers.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary($)	Bonus($)(5)	Option Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott A. Montgomery President and Chief Executive Officer	2006	$349,456	$349,456	$65,151	$8,658	$9,212	$781,933

David R. Brown Executive Vice President and Chief Financial Officer	2006	$190,000	$100,000	$18,651	$4,008	$12,280	$324,939

Robert W. Bartlett Executive Vice President and Chief Financial Officer	2006	$225,304	$112,652	$15,549	$0	$19,304	$372,809

(1)	Positions shown are those held with National Mercantile during fiscal year 2006.

(2)	The amounts in this column represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of stock options granted in and prior to 2006 under National Mercantile’s Amended 1996 Stock Incentive Plan. The National Mercantile named executive officers do not have any options outstanding under the 2005 Stock Incentive Plan and the 1994 Stock Option Plan. These plans are described in “—Holdings of Previously Awarded Equity.” The amount recognized for these awards was calculated based on the lattice option pricing model using the assumptions described in Note 7 of National Mercantile’s audited financial statements for the year ended on December 31, 2006 included in this annual report.

(3)	This column represents the abovemarket earnings on compensation that is deferred on a basis that is not tax-qualified.

(4)	The amounts in this column reflect for each National Mercantile named executive officer (1) matching contributions made by National Mercantile pursuant to its 401(k) Plan, (2) the amount of premium paid by National Mercantile with respect to group life insurance for the benefit of the National Mercantile named executive officers, (3) the value of gift cards, (4) the incremental cost of perquisites including the value of the monthly amounts paid to the National Mercantile named executive officers for the use of personally owned automobiles, (5) the amount of recreational club membership dues paid by National Mercantile for use by its named executive officers and (6) amounts paid for overnight lodging related expenses.

(5)	This column represents annual cash bonuses paid to the National Mercantile named executive officers in 2007 for fiscal year 2006. Mr. Montgomery, Mr. Brown and Mr. Bartlett received $320,177, $85,500 and $92,500 in bonus, respectively, for fiscal 2005 which amounts were paid in 2006 and are not included in this column.

2006 Grants of Plan-Based Awards

There were no grants of plan-based awards to the National Mercantile named executive officers during 2006.

Non-equity Incentive Plans

Prior to the Mergers, National Mercantile did not maintain any non-equity incentive plans for the National Mercantile named executive officers. Scott Montgomery, the former CEO, was entitled under the terms of his employment agreement to an annual incentive bonus tied to the Company’s net income before income tax provision. For a description of this arrangement, see “Compensation Discussion and Analysis Related to National Mercantile—Executive Compensation Policy—Short-Term Annual Cash Bonuses.”

Employment Agreements and Other Factors Affecting 2006 Compensation

For a description of employment and severance agreements between National Mercantile and its named executive officers, see “—Post-Employment Compensation—Potential Payments on Termination or Change-in-Control—Amendment to Employment Agreement with Scott A. Montgomery” and “—Second Amended and Restated Severance Agreements for David R. Brown and Robert W. Bartlett.”

Holdings of Previously Awarded Equity

Outstanding Equity Awards at Fiscal Year End

Prior to the Mergers, National Mercantile had three outstanding equity incentive plans, the National Mercantile Bancorp 2005 Stock Incentive Plan, the Amended 1996 Stock Incentive Plan and the 1994 Stock Option Plan. Equity awards held at the end of 2006 by each of the National Mercantile named executive officers were issued only under the National Mercantile Bancorp Amended 1996 Stock Incentive Plan. The three plans are described below. All outstanding equity incentive plans were assumed by First California in connection with the Mergers. At the effective time of the Mergers, each outstanding option to purchase shares of National Mercantile, vested or unvested, was converted into an option to acquire an equal number of shares of First California Common Stock at an exercise price per share equal to the exercise price per share of such National Mercantile option.

The following table sets forth outstanding equity awards consisting solely of stock options held by each of the National Mercantile named executive officers as of December 31, 2006. As of December 31, 2006, there were no other stock-based awards held by the named executive officers of National Mercantile.

2006 Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Expiration Date
Scott A. Montgomery	33,189 8,558 31,250	0 0 0	$ $ $	5.276 5.276 12.560	10/3/2007 10/3/2007 10/28/2015

David R. Brown	4,688 6,250	4,687 0	$ $	9.99 8.12	4/22/2015 4/23/2014

Robert W. Bartlett	4,688 9,375 12,500 5,000 12,500	4,687 0 0 0 0	$ $ $ $ $	9.99 8.91 5.60 5.52 4.66	4/22/2015 11/21/2013 6/1/2013 2/3/2013 12/26/2011

(1)	Stock option grants vest over two years in equal installments and have an exercise price equal to the closing market price on the date of grant.

The following table sets forth information with respect to the vesting of option awards by the National Mercantile named executive officers in 2006.

Option Exercises and Stock Vested

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)
Scott A. Montgomery	82,692	$659,386
David R. Brown	12,500	$110,875
Robert W. Bartlett	N/A	N/A

2005 Stock Incentive Plan

The National Mercantile Bancorp 2005 Stock Incentive Plan, or the NMB Plan, was assumed by First California in connection with the Mergers. The following is a brief summary of the material features of the NMB Plan.

Administration. The NMB Plan was administered by the National Mercantile Board of Directors or, at the discretion of the board, a committee of the board of directors, or the administrator. The Board of Directors delegated the administration of the NMB Plan to the Stock Option and Compensation Committee.

The administrator had full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the NMB Plan, the administrator had sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement of specified performance criteria. Subject to limitations imposed by law, the Board of directors could amend or terminate the NMB Plan at any time and in any manner. However, no such amendment or termination could deprive the recipient of an award previously granted under the NMB Plan of any rights thereunder without the consent of the recipient.

Terms of Awards. The NMB Plan authorized the administrator to enter into any type of arrangement with an eligible recipient that, by its terms, involved or might have involved the issuance of National Mercantile common stock or any other security or benefit with a value derived from the value of National Mercantile common stock. Awards were not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, or SARs, phantom stock, dividend equivalents, performance units or performance shares. Stock options granted under the NMB Plan could be either incentive stock options under Section 422 of the Code, as amended or options that were not intended to qualify as incentive stock options (referred to as nonqualified stock options). Each award would be evidenced by an agreement between National Mercantile and the grantee which would contain the terms and conditions required by the NMB Plan and such other terms and conditions not inconsistent therewith as the administrator could deem appropriate. However, all stock options and SARs granted under the NMB Plan would have an exercise price and a base value, respectively, not less than the fair market value of the National Mercantile common stock on the date of grant. The benefit with respect to SARs would be payable solely in shares of National Mercantile common stock with a fair market value equal to the benefit.

An award granted under the NMB Plan could include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of National Mercantile or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of National Mercantile or other significant corporate transactions. Any stock option granted to an employee could be an incentive stock option or a non-qualified stock option. Awards to nonemployee directors could only be non-qualified stock options.

An award could permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee’s tax withholding obligation with respect to such issuance, by (a) cash, (b) delivering previously owned shares of National Mercantile’s capital stock or other property, or (c) reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

Termination. The NMB Plan will terminate on March 24, 2015, except as to awards then outstanding, which awards will remain in effect until they have been exercised, the restrictions have lapsed or the awards have expired or been forfeited. The Board of Directors of National Mercantile could also amend, modify, suspend or terminate the NMB Plan from time to time although no such action can be taken without shareholder approval if required by applicable law.

1996 Plan

The 1996 Plan, as amended on June 6, 2002 and which terminated in April 2005, provided for the grant of either incentive stock options or non-qualified stock options covering up to an aggregate of 835,638 shares of National Mercantile common stock. As of December 31, 2006, there were 383,379 stock options granted under the 1996 Plan still outstanding. First California assumed the 1996 Plan in connection with the Mergers.

1994 Plan

The 1994 Plan which terminated in February 2004, provided for the grant of either incentive stock options or non-qualified stock options covering up to an aggregate of 200,000 shares of National Mercantile common stock. As of December 31, 2006, there were 1,375 stock options granted under the 1994 Plan still outstanding. First California assumed the 1994 Plan in connection with the Mergers.

Post-Employment Compensation

Pension Benefits

Prior to the Mergers, National Mercantile did not provide pension benefits to any of its named executive officers in 2006.

Non-qualified Deferred Compensation

The following table sets forth information with respect to non-qualified deferred compensation for the National Mercantile named executive officers in 2006.

Non-qualified Deferred Compensation

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Scott A. Montgomery	$160,088	$0	$25,590	$0	$320,107
David R. Brown	$89,789	$0	$11,883	$0	$157,473

(1)	In February 2007, Messrs. Montgomery and Brown deferred $174,728 and $85,473, respectively, as bonus awards for service in fiscal year 2006. These amounts are included in the Summary Compensation Table above, but are not included in column (b) of the Non-qualified Deferred Compensation table.

National Mercantile Deferred Compensation Plan.

Prior to the Mergers, National Mercantile’s Deferred Compensation Plan sought to provide specified benefits to a select group of management or highly compensated employees who contributed materially to the growth, development and future business of the company. The plan allowed eligible participants to select a certain amount of their annual compensation to be set aside in an interest-bearing account at a annual rate equal to prime plus 150 basis points with a maximum rate of 9% and a minimum rate of 5%. Upon the participant’s termination of employment and subject to a six month delay in distributions under Internal Revenue Code Section 409A, National Mercantile would pay the participant the sum of all amounts and interest accrued in monthly installments for up to five years or in one lump sum payment, to be selected by the participant. If, however, the participant was terminated for cause, all interest accrued would be eliminated and the participant would receive only the amount of compensation deferred.

Potential Payments on Termination or Change-in-Control

Amendment to Employment Agreement with Scott A. Montgomery. Concurrently with execution of the Merger Agreement, National Mercantile and Mr. Montgomery entered into an amendment of Mr. Montgomery’s employment agreement. The amendment provided that Mr. Montgomery would retire after assisting in the transition through March 31, 2007. Under the employment agreement as amended, Mr. Montgomery is entitled to receive severance of $1,325,838 payable in 60 monthly installments of $22,097 commencing October 1, 2007. First California must also continue to provide medical and other insurance coverage, to the extent permitted by the benefit plans, for two years from the termination of his employment and provide him title to his company car. The amended employment agreement also fixed Mr. Montgomery’s incentive compensation for 2006 at the amount of his salary for the year ($349,456) and provided that he would receive his full salary through the end of 2006. His compensation from January 1, 2007 through March 31, 2007 was set by the amended employment agreement at $74,728.

Second Amended and Restated Severance Agreements for David R. Brown and Robert W. Bartlett. Concurrently with execution of the Merger Agreement, National Mercantile amended and restated the severance agreements of David R. Brown and Robert W. Bartlett. Under each of their prior agreements, if a change of control occurred and within one year thereafter National Mercantile terminated the executive’s employment “without cause” (as defined in the severance agreements) or the executive voluntarily terminated his employment, the executive would be entitled to a lump sum payment of 15 months’ base salary and twice his bonus for the prior year. National Mercantile believed that change of control severance arrangements stabilized its workforce given the uncertainty with change of control events. The amendment to each of their severance agreements: (i) specifically provided that the consummation of the transactions contemplated by the Merger Agreement constituted a change of control under the agreements; (ii) provided that the bonus component of the severance would be not less than twice the amount of the bonus they earned in fiscal 2005; and (iii) under certain limited circumstances in which a severance payment is made, subjects the recipient to a one-year non-solicitation provision.

Treatment of Outstanding Stock Options upon Termination or Change-in-Control.

Termination of Employment or Affiliation. Under the terms of the National Mercantile’s 1994, 1996 and 2005 Stock Incentive Plans, in the event an optionee ceased to be affiliated with National Mercantile or a subsidiary for any reason other than death or permanent disability, the stock options granted to such optionee would expire at the earlier of the expiration dates specified for the options, or three months after the optionee ceased to be so affiliated. During such period after cessation of affiliation, the optionee could exercise the option to the extent that it was exercisable as of the date of such termination, and thereafter the option expired in its entirety. If the optionee ceased to be employed by National Mercantile or a subsidiary by reason of death or permanent disability, the stock options granted to such optionee expired at the earlier of the expiration dates specified for the options, or one year after the date of such death or permanent disability. During such period, the optionee could exercise the option to the extent it was exercisable on the date of permanent disability or death.

Liquidation or Change in Control. An award granted under the National Mercantile’s 1994, 1996 and 2005 Stock Incentive Plans could include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of National Mercantile or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of National Mercantile or other significant corporate transactions.

Termination Payments & Benefits

The table below reflects the amount of compensation to each of the former National Mercantile named executive officers in the event of termination of such executive’s employment for “Cause”, early retirement, involuntary not-for-”Cause” termination, termination following a change in control and in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of the last business day of fiscal year end 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from First California.

Name	Employment Arrangement ($)	Life Insurance ($)	Total ($)
Scott A. Montgomery
By National Mercantile for “Cause” or early voluntary retirement	—		—
Retirement upon normal retirement age (annual benefit)	—		—
Early Involuntary Termination(1)	$873,640		$873,640
Change in Control (lump sum)(2)(3)	$1,325,838		$1,325,838
Death		$500,000	$500,000
Disability (annual benefit)	$120,000		$114,000

David R. Brown
By National Mercantile for “Cause” or early voluntary retirement	—		—
Retirement upon normal retirement age (annual benefit)	—		—
Early Involuntary or Voluntary Termination (lump sum)	—		—
Change in Control (lump sum)(2)(4)	$437,500		$437,500
Death	—	$475,000	$475,000
Disability (annual benefit)	$114,000		$120,000

Robert W. Bartlett
By National Mercantile for “Cause” or early voluntary retirement	—		—
Retirement upon normal retirement age (annual benefit)	—		—
Early Involuntary Termination (lump sum)	—		—
Change in Control (lump sum)(2)(4)	$506,934		$506,934
Death (lump sum)	—	$500,000	$500,000
Disability (annual benefit)	$120,000		$120,000

(1)	$524,184 paid semi-monthly over 18 months and $349,456 paid upon termination.

(2)	A “change of control” is defined under the severance agreements as the consummation or a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the company, unless certain conditions are satisfied. The consummation of the Mergers was specifically deemed to be a “change of control.”

(3)	Paid in 60 monthly installments of $22,097.30 commencing on October 1, 2007 and includes COBRA reimbursement of $27,799.

(4)	In the event of termination without cause or voluntary termination within one year following a change in control, a lump sum payment will be paid at the time of termination if terminated without cause, or within 30 days following termination if employment is voluntarily terminated. The lump sum includes reimbursement of COBRA payments for Messrs. Brown and Bartlett of $10,413 and $16,140, respectively.

Compensation of Directors

The following table sets forth information concerning the compensation paid by National Mercantile during the 2006 fiscal year to each of its directors:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Donald E. Benson	$25,500	$3,220	$1,000	$29,720
Joseph N. Cohen	$31,200	$3,220	$1,000	$35,420
Robert E. Gipson	$26,850	$3,220	$1,000	$31,070
W. Douglas Hile	$27,350	$3,220	$1,000	$31,570
Antoinette Hubenette, M.D.	$29,900	$3,220	$1,000	$34,120
Judge Dion G. Morrow	$32,150	$3,220	$1,000	$36,370
Carl R. Terzian	$24,750	$3,220	$1,000	$28,970
Robert E. Thomson	$33,100	$3,220	$1,000	$37,320

(1)	None of the directors included in this table was also an employee of National Mercantile prior to the Mergers. Scott A. Montgomery, who served as President and Chief Executive Officer of National Mercantile prior to the completion of the Mergers, did not receive any additional compensation for his service as a director during 2006.

(2)	Includes a special bonus award of $5,000 paid to non-employee directors in February 2007 for services performed in 2006. Does not include a $5,000 bonus paid to non-employee directors in 2006 for services performed in 2005.

(3)	No stock options were awarded to non-employee directors in 2006. The amounts in this column represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R, of stock options granted in and prior to 2006 under National Mercantile Bancorp’s Amended 1996 and the 2005 Stock Incentive Plans. National Mercantile’s directors named above do not have any options outstanding under the 1994 Stock Option Plan. These plans are described in “—Holdings of Previously Awarded Equity.” Furthermore, the amount recognized for these awards was calculated based on the lattice option pricing model using the assumptions described in Note 8 of National Mercantile’s audited financial statements for the year ended on December 31, 2006 included in this annual report. The number of options outstanding as of December 31, 2006 held by each director is: 0 (Benson), 6,250 (Cohen), 6,250 (Gipson), 2,500 (Hile), 3,750 (Hubenette), 6,250 (Morrow), 6,250 (Terzian) and 6,250 (Thomson).

(4)	All directors received $1,000 gift cards.

Prior to the Mergers, National Mercantile compensated its non-employee directors through fees and stock options. Directors who were employees received no separate compensation for their services as directors. Throughout 2006, National Mercantile Bancorp and Mercantile National Bank paid directors’ fees in accordance with the following:

•

The Chairman of National Mercantile and the Chairman of Mercantile National Bank received a monthly retainer of $1,100 and an additional $550 for each Board of Directors meeting attended and $250 for each Board committee meeting attended.

•	Each other non-employee director received a monthly retainer of $1,000 and an additional $550 for each Board of Directors meeting attended.

•	The Chairman of the Loan Committee received a monthly retainer of $350 and each other non-employee member of the Loan Committee received a monthly retainer of $300.

•	The Chairman of each Board committee received $300 for each Board committee meeting attended and each other non-employee Board committee member received $250 for each Board committee meeting attended.

•

In 2006, each director of South Bay other than the Chairman and the non-employee directors who are directors of National Mercantile (Messrs. Benson, Gipson and Hile) received a monthly retainer of $1,750; the Chairman received a monthly retainer of $1,900 and each director who was also a director of National Mercantile received a monthly retainer of $1,250.

•

In 2006, each director of National Mercantile received a $5,000 bonus award for services performed in 2005. National Mercantile declared a $5,000 bonus to its directors in February 2007 for services performed in 2006.

No options to purchase shares of National Mercantile common stock were awarded to non-employee directors in 2006. National Mercantile did not reimburse directors for travel and other related expenses incurred in attending shareholders, Board of Directors or committee meetings.

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

As a newly-formed company, First California did not pay for any professional services rendered by an independent registered public accountant. First California has recently engaged the independent registered public accounting firm of Moss Adams LLP used by its predecessor National Mercantile, as our principal accountant to audit our financial statements.

Moss Adams LLP audited National Mercantile’s financial statements for the year ended December 31, 2005 and 2006.

On June 16, 2005, the National Mercantile dismissed Ernst & Young LLP (“E&Y”) as its independent registered public accountants. E&Y’s reports on the National Mercantile’s consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with E&Y, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. National Mercantile engaged Moss Adams LLP effective June 16, 2005 as its new principal accountant to audit its financial statements. This dismissal of E&Y and the engagement of Moss Adams were both approved by the Audit Committee. The decision to change independent auditors was based upon economic considerations and was not a reflection of E&Y’s commitment or on the quality of the services provided to the Company.

The following table sets forth the fees for professional services billed by the firms and for the periods indicated:

	2005	2005 (1)	2006 (1)
	(Ernst & Young)	(Moss Adams)	(Moss Adams)
Audit Fees	$86,050	$213,100	$492,600
Audit-Related Fees	$5,000	—	—
Tax Fees	—	—	—
All Other Fees	$10,000	—	—

(1)	For professional services rendered for the audits of our 2006 and 2005 annual financial statements, and the reviews of the financial statements included in our forms 10-Q for fiscal years 2006 and 2005. Includes fees for amending the prior year form 10-K and issuances of consents related to SEC filings of $255,500 for 2006.

It had been the policy of the Audit Committee of National Mercantile to pre-approve all services rendered by the independent auditors. All of the services rendered by Ernst & Young LLP in 2005 and all of the services rendered by Moss Adams LLP in 2005 and 2006 were pre-approved by the Audit Committee.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, First California Financial Group, Inc., 1880 Century Park East, Suite 800, Los Angeles, California 90067. The letter should indicate that you are a stockholder of First California Financial Group, Inc., and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about First California Financial Group, Inc. or a stock-related matter;

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If you wish to submit proposals to be included in our proxy statement for the 2008 Annual Meeting of Stockholders, we must receive them on or before [•], 2008. Please address your proposals to: Corporate Secretary, First California Financial Group, Inc., 1880 Century Park East, Suite 800, Los Angeles, California 90067.

In order for proposals by stockholders to be properly brought before the 2008 Annual Meeting of Stockholders, proper notice must be delivered to the Secretary of the Company at the address above no earlier than February 22, 2008 nor later than March 23, 2008.

AVAILABILITY OF ANNUAL REPORTS ON FORMS 10-K AND 10-KSB

We will furnish without charge a copy of First California’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, and National Mercantile’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as amended, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any stockholder who so requests by writing to Corporate Secretary, First California Financial Group, Inc., 1880 Century Park East, Suite 800, Los Angeles, California 90067.

By order of the Board of Directors

Joseph N. Cohen Corporate Secretary

Dated: May [•], 2007

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FIRST CALIFORNIA FINANCIAL GROUP, INC.

FIRST CALIFORNIA FINANCIAL GROUP, INC., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is FIRST CALIFORNIA FINANCIAL GROUP, INC. The date of filing of its original certificate of incorporation with the Secretary of State was June 7, 2006, and the name under which it was originally incorporated was FIRST CALIFORNIA FINANCIAL GROUP, INC.

2. This restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of said Corporation and has been duly adopted and is filed in accordance with sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. The text of the certificate of incorporation is hereby amended and restated to read herein as set forth in full and shall become effective on March 12, 2007 at 4:01 p.m. EST:

FIRST. The name of the Corporation is FIRST CALIFORNIA FINANCIAL GROUP, INC.

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 27,500,000, of which 25,000,000 shares shall be designated as common stock, $0.01 par value per share (the “Common Stock”), and 2,500,000 shares shall be designated as preferred stock, $0.01 par value per share (the “Preferred Stock”). Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(A) the distinctive serial designation of such series which shall distinguish it from other series;

(B) the number of shares included in such series;

(C) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(D) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(E) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(F) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(G) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(H) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

(I) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware or any corresponding provision hereafter enacted.

(b) The board of directors has provided for the issuance of a series of Preferred Stock of the Corporation consisting of 1,000 shares of Series A Convertible Perpetual Preferred Stock with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions as set forth in Exhibit A hereto.

FIFTH. Elections shall be by written ballot.

SIXTH. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

SEVENTH. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

EIGHTH. The holders of Common Stock shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit, and to one vote for each share of Common Stock on all other matters.

NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article TENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ELEVENTH. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through by-law provisions, agreements with such agents or other persons, by vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

IN WITNESS WHEREOF, FIRST CALIFORNIA FINANCIAL GROUP, INC. has caused this certificate to be signed by Romolo Santarosa, its Chief Financial Officer, on the [•]th day of [•] 2007.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

By:
Romolo Santarosa Chief Financial Officer

EXHIBIT A

RIGHTS, PREFERENCES AND PRIVILEGES

OF

SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

FIRST CALIFORNIA FINANCIAL GROUP, INC.,

A DELAWARE CORPORATION

(A) Title of Series. The designation of the series of preferred stock shall be Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”).

(B) Number of Shares in Series. The number of shares of Series A Preferred Stock shall be 1,000.

(C) Voting Privileges of Series A Preferred Stock.

(1) Except as provided herein or required by law, the holders of Series A Preferred Stock shall not have the right to vote on any matters submitted to the stockholders.

(2) In addition to any vote required by the Delaware General Corporation Law, First California Financial Group, Inc. (the “Corporation”) shall not, without the affirmative vote or written consent of the holders (acting together as a class) of not less than a majority of the then outstanding shares of Series A Preferred Stock:

(a) authorize, create or issue any additional shares of Series A Preferred Stock or shares of any class or series of stock having any preference or priority superior to or on parity with the Series A Preferred Stock with respect to the payment or distribution of assets upon the dissolution or liquidation, voluntary or involuntary, of the Corporation;

(b) declare or pay any dividend on its Common Stock or on any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock;

(c) repurchase, redeem or otherwise acquire for any consideration any shares of its Common Stock or shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock; or

(d) amend, alter or repeal any provisions of the Amended and Restated Certificate of Incorporation of the Corporation, amend, alter or repeal any provisions of this Exhibit A to the Amended and Restated Certificate of Incorporation, or adopt, amend, alter or repeal any Certificate of Determination of Rights and Preferences with respect to any class or series of capital stock, in each case, so as to adversely affect the rights, preferences and privileges relating to Series A Preferred Stock or the holders thereof or waive any of the rights granted to the holders of the Series A Preferred Stock hereby.

(D) Dividends. Except as contemplated by paragraph (E) below, the holders of the Series A Preferred Stock shall not be entitled to receive any dividends.

(E) Liquidation Preference. In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, an amount per share of Series A Preferred Stock equal to the Liquidation Amount of the Series A Preferred Stock. The “Liquidation Amount” per share of Series A Preferred Stock as of any date shall be equal to the sum of $1,000 (the “Base Amount”) (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected and relating to the Series A Preferred Stock) plus an amount (calculated on the basis of a 365-day year and actual days elapsed to payment) equal to 8.5% per annum of the Base Amount (as such Base Amount may be adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), which shall accrue commencing with December 10, 2001. Notwithstanding the foregoing, in the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made first to the holders of shares of Series A Preferred Stock in the amounts set forth in the Corporation’s Amended and Restated Certificate of Incorporation before any payment of the Liquidation Amount shall be made or any assets distributed to the holders of the Series A Preferred Stock, Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock. If all amounts payable to the holders of the Series A Preferred Stock pursuant to the Corporation’s Amended and Restated Certificate of Incorporation have been paid, then payment in the amounts herein fixed shall be made to the holders of the Series A Preferred Stock before payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and any other class or series of capital stock ranking on a parity with the Series A Preferred Stock as to payments upon dissolution or liquidation of the Corporation the full amounts to which they respectively shall be entitled, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

At any time, in the event of the merger, consolidation or reorganization of the Corporation with or into any other entity or entities (in which merger, consolidation or reorganization any stockholders of the Corporation receive distributions of cash, securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or a series of related similar such transactions, then such transactions shall be deemed, for purposes of determining the amounts to be received by the holders of the Series A Preferred Stock in any such transaction, and for purposes of determining the priority of receipt of such amounts as between the holders of the Series A Preferred Stock and the holders of other classes or series of capital stock, to be a liquidation or dissolution of the Corporation; provided, however, the foregoing shall not apply to (i) any transaction as to which the holders of a majority of the outstanding Series A Preferred Stock shall have waived by affirmative vote or written consent the application of this paragraph; and (ii) any merger or consolidation with an affiliate of the Corporation the sole purpose of which is to change the Corporation’s domicile solely within the United States and in which holders of capital stock exchange such securities for a pro rata amount of substantially identical securities of a successor corporation.

Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series A Preferred Stock to convert such shares in accordance with paragraph (G) below.

(F) Redemption.

(1) The Corporation, in its sole option, may redeem all shares of Series A Preferred Stock, at any time, from funds legally available therefor at the Liquidation Amount per share as of the date of redemption (the “Redemption Date”). In the event that the Corporation elects to redeem any shares of Series A Preferred Stock, it must redeem all of the outstanding shares of Series A Preferred Stock.

(2) Notice of any redemption pursuant to this subparagraph (F) shall be mailed at least 30, but not more than 60, days in advance of the Redemption Date to the holders of record of shares of Series A Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. To facilitate the redemption of shares of Series A Preferred Stock, the board of directors of the Corporation may fix a record date for the determination of holders of shares of Series A Preferred Stock to be redeemed not more than 60 days prior to the Redemption Date. Each such notice shall state: (i) the Redemption Date and the number of shares to be redeemed from such holder; (ii) the redemption price; (iii) whether the shares of Series A Preferred Stock called for redemption may be converted and the applicable conversion price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(3) As of the Redemption Date, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, rights to receive distributions shall cease to accrue, and all rights of the holders of the Series A Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the redemption price, without interest, upon the surrender of their respective certificate; provided, however, that if the Corporation defaults in payment of the redemption price for any reason, the rights of the holders of Series A Preferred Stock shall continue until the Corporation cures the default.

(4) Redemption of any shares of Series A Preferred Stock is subject to the prior approval of any federal regulatory agency with jurisdiction over such matters, to the extent required by law.

(5) No redemption hereunder made in contemplation of a Transaction (as defined in paragraph (G) below) shall be effective, without the affirmative vote or written consent of the holders of a majority of the then outstanding Series A Preferred Stock, unless the amount per share of Common Stock, which would be payable in a Transaction to a holder of Series A Preferred Stock, were such holder to convert such Series A Preferred Stock into shares of Common Stock as provided in paragraph (G), would be less than the Liquidation Amount per share payable in such redemption.

(G) Conversion Right.

(1) At any time after the earlier of (i) June 30, 2005 or (ii) the following events (an “Early Conversion Event”): the execution of a definitive agreement relating to a merger, consolidation or reorganization of the Corporation with or into any other entity or entities in which the holders of the Corporation’s capital stock receive cash, property or securities (other than securities issued by any party to the merger, consolidation or reorganization which result in the holders of the Corporation’s voting capital stock prior to the merger, consolidation or reorganization holding not less than 66.67% of the voting power of the surviving entity) the execution of a definitive agreement relating to any sale, transfer or other disposition of all or substantially all the Corporation’s assets, or adoption of any plan or arrangement relating to dissolution or liquidation of the Corporation (such merger, consolidation or reorganization, sale, transfer or disposition of assets or dissolution or liquidation being collectively referred to herein as a “Transaction”), each holder of the Series A Preferred Stock will have the right, exercisable at the option of the holder, to convert some or all of such holder’s shares of Series A Preferred Stock into Common Stock at the conversion price in effect at the time of conversion, determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (the “Conversion Price”) shall initially be $5.63 per share of Common Stock; provided, however, that such initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. The number of shares of Common Stock to be issued upon conversion for each share of Series A Preferred Stock shall be determined by dividing the Liquidation Amount per share then in effect by the Conversion Price then in effect. In the case of the call for redemption of the shares of Series A Preferred Stock, such right of conversion shall cease and terminate as to the shares designated for redemption on the Redemption Date thereof; provided, however, that no such call for redemption shall affect a notice of conversion validly given by a holder prior to the Redemption Date. Within 10 days after an Early Conversion Event and at least 20 days prior to consummation of a Transaction, as defined below, and not less than 20 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto, the Corporation shall give each holder of Series A Preferred Stock written notice, by first-class, postage prepaid, addressed to the registered holders of Series A Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of an Early Conversion Event, which notice shall contain a summary of the principal terms of the proposed Transaction. If the notice of an Early Conversion Event is mailed prior to June 30, 2005, each holder of the Series A Preferred Stock shall have the right, exercisable at any time prior to the third business day prior to the closing of the Transaction, to request that its shares of Series A Preferred Stock be converted into shares of Common Stock. The conversion shall be deemed to occur immediately prior to the Transaction. However, in the event that any Transaction scheduled to close prior to June 30, 2005 is not consummated for any reason, then the requested conversions will not be effected and each holder’s Series A Preferred Stock certificate will be promptly returned to the holder.

(2) To convert shares of Series A Preferred Stock into shares of Common Stock, the holder thereof shall surrender at the principal executive office of the Corporation both (i) the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and (ii) provide written notice addressed to the Corporation that such holder elects to convert such shares. If the notice of conversion is received by the Corporation after June 30, 2005, the shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. If the notice of conversion is received by the Corporation on or before June 30, 2005, such conversion shall be deemed effective in accordance with subparagraph (G)(1) above. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock issuable upon such conversion.

(3) In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Series A Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Series A Preferred Stock such holder (a) had been the record holder of the number of shares of Common Stock then received, and (b) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect to any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the board of directors of the Corporation.

(4) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, or shall pay a dividend on the Common Stock in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(5) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (C) above, lawful and adequate provision shall be made whereby the holders of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock immediately theretofore receivable upon the conversion of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all declared dividends unpaid and accumulated or accrued on the Series A Preferred Stock to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor Corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

(6) Upon any adjustment of the Conversion Price, then and in each case, the Corporation shall give written notice thereof by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(7) In case at any time:

(a) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(c) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.

(8) As used in this paragraph (G): (i) the term “Common Stock” shall mean and include the Corporation’s presently authorized Common Stock and also shall include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that the shares receivable pursuant to conversion of shares of Series A Preferred Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of Series A Preferred Stock; and (ii) the term “Convertible Securities” shall mean securities of the Corporation convertible into Common Stock.

(9) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. “Market price” shall mean if the Common Stock is traded on a securities exchange or on the Nasdaq Stock Market, the closing price of the Common Stock on such exchange or the Nasdaq Stock Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which “market price” is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq Stock Market, or otherwise traded in the over-the-counter market, the “market price” shall be deemed to be the fully diluted book value per share determined from the financial statements of the Corporation prepared in the ordinary course of business as of the last day of the first month ending not less than 45 days preceding the date as of which the determination is to be made.

If more than one share of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

(H) Reacquired Shares. Any shares of Series A Preferred Stock redeemed by the Corporation or converted by the holder thereof shall be retired and canceled and added to the shares of Preferred Stock. All such cancelled shares shall become authorized but unissued shares of Preferred Stock undesignated as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution of the board of directors of the Corporation.

(I) Limitations. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Amended and Restated Certificate of Incorporation of the Corporation.

APPENDIX B

FIRST CALIFORNIA 2007 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL

i

ARTICLE I

GENERAL

1.1 Purpose

The purpose of the First California 2007 Omnibus Equity Incentive Plan (the “Plan”) is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, First California Financial Group, Inc. (the “Company”) and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

1.2 Definitions of Certain Terms

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board and shall consist of not less than two directors. However, if a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

(f) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine consistent with Section 409A of the Code.

(i) “Grantee” means a person who receives an Award.

(j) “Incentive Stock Option” means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(k) “Key Persons” means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

(l) “Option Exercise Price” means the amount payable by a Grantee on the exercise of a stock option.

(m) “Performance Award” means an Award granted under Section 2.8.

(n) “Related Entity” means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or a subsidiary corporation holds a controlling ownership interest, directly or indirectly.

(o) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

1.3 Administration

(a) The Plan shall be administered by the Committee, which shall consist of not less than two directors.

(b) The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c) Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive on all persons.

(e) No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any participant in the Plan) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered

Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In the foregoing event, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5 Types of Awards Under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, Performance Awards and share units and other stock-based Awards, as set forth in Article II.

1.6 Shares Available for Awards

(a) Total shares available. The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed [1,000,000] shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee’s income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b) The total number of shares of Common Stock as to which Awards may be granted to any individual Grantee during any calendar year may not, subject to adjustment as provided in Section 1.6(c), exceed 100,000.

(c) Adjustments. In the event of any change in the number of issued shares of Common Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, or share dividend, recapitalization, reclassification, merger, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Common Stock, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities or other property) (each, an “Adjustment Event”), then the Committee shall equitably adjust the number or kind of shares of Common Stock that may be issued under the Plan, and any or all of the terms of an outstanding Award (including the number of shares of Common Stock covered by such outstanding Award, the type of property to which the Award is subject and the option or reference price of such Award), and such adjustments will be final, conclusive and binding for all purposes of the Plan. In determining adjustments to be made under this Section 1.6(c), the Committee may take into account such factors as it determines to be appropriate, including (i) the provisions of applicable law, (ii) the potential tax or accounting consequences of an adjustment (including, as applicable, under Section 162(m) of the Code and/or Section 409A of the Code), and (iii) the preservation of the benefits or potential benefits intended to be made pursuant to Awards and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. In connection with any adjustment pursuant to this Section 1.6(c), the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property equal to the Fair Market Value of the shares of Common Stock covered by such Awards, reduced by the option or reference price, if any. After any adjustment made pursuant to this Section 1.6(c), the number of shares subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

2.2 No Rights as a Stockholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3 Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a) The Committee may grant stock options, including Incentive Stock Options to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

(b) The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

(c) The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion.

(d) Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies).

(e) Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Incentive Stock Option (or a stock appreciation right granted in connection with an Incentive Stock Option) shall be exercisable more than ten (10) years after the date of grant.

(f) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.

(g) Notwithstanding the provisions of Sections 2.3(d) and (e), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4 Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) A stock option or stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b) Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c) Any written notice of exercise of a stock option shall be accompanied by payment of the Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the Option Exercise Price and cash for any remaining portion of the Option Exercise Price, or (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d) Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee’s broker-dealer.

2.5 Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time and in its sole discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefor.

2.6 Grant of Restricted Stock

(a) The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock Awards may be made independently of or in connection with any other Award.

(b) The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the Grantee shall have the rights of a stockholder with respect to the restricted stock, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(c) Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

(d) Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

(e) During the ninety (90) days following the Grantee’s Termination of Employment (as defined in the applicable Award Agreement) for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Grantee (or the Grantee’s estate) in cash any amount paid by the Grantee for such shares.

2.7 Grant of Restricted Stock Units

(a) The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b) At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c) At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee, in its sole discretion, may instruct the Company to pay on the date when shares would otherwise be issued pursuant to a restricted stock unit, in lieu of such shares, a cash amount equal to the number of such shares multiplied by the Fair Market Value of a share on the date when shares would otherwise have been issued.

2.8 Grant of Performance Awards and Share Units

The Committee may grant Performance Awards in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of Performance Awards, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the Performance Awards are earned. The performance conditions and the length of the performance period shall be determined by the Committee. To the extent a Performance Award is intended to satisfy the requirements for deductibility under Section 162(m) of the Code, the Committee will, in accordance with the requirements of Section 162(m), establish written performance criteria for the Company on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, which will be comprised of specified levels of one or more of the following performance criteria as the Committee may deem appropriate: net income; return on average assets (“ROA”); cash ROA; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; and efficiency ratio (“Performance Criteria”). Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions. Performance Awards may also be payable when Company performance, as measured by one or more of the above Performance Criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee. Performance Awards that are intended to satisfy the requirements for deductibility under Section 162(m) of the Code may not be adjusted upward. The Committee has the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines. The Committee shall determine in its sole discretion whether Performance Awards granted in the form of share units shall be paid in cash, Common Stock or a combination of cash and Common Stock.

2.9 Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards

(a) The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the Plan without the consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b) Stockholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c) The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section or an amendment to effect any other action consistent with Section 3.7(b)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the person having the right to exercise the Award).

(d) Notwithstanding anything to the contrary in this Section, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award Agreement.

3.2 Tax Withholding

(a) As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) above by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3 Restrictions

(a) If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Nonassignability

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children), and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a nonqualified stock option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

3.5 Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7 Change in Control

(a) A “Change in Control” means the occurrence of any one of the following events:

(i) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by the Company or any subsidiary or affiliate or any existing stockholder who is a member of the Pohlad or Birchfield families or their respective affiliates, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates that requires the approval of the Company’s stockholders whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:

(A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

(B) no person (other than any employee benefit plan (or any related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing 40% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation), and

(C) at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined in paragraph (iii)) at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii) individuals who, on April 24, 2007, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 24, 2007, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 40% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(b) Except as otherwise provided in an applicable Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange or unless otherwise determined by the Committee in its sole discretion:

(i) any and all stock options and share appreciation rights granted under the Plan will become vested and immediately exercisable;

(ii) any restrictions imposed on restricted stock or restricted stock units will lapse, and restricted stock units will become vested and immediately payable;

(iii) the Committee will immediately vest and pay out all cash-based awards and other stock-based awards; and

(iv) the Committee will have the ability to determine that all outstanding Awards are canceled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash, shares of Common Stock or other property within a reasonable time subsequent to the Change in Control; provided, that (i) no such payment will be made on account of an Incentive Stock Option using a value higher than the Fair Market Value of a share of Common Stock on the date of settlement, and (ii) the Committee may cancel without any payment or other consideration any stock options and stock appreciation rights having, as applicable, an option price or reference price per share at the time of the Change in Control that is less than the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with the Change in Control.

3.8 No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without cause).

3.9 Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13 Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14 Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

3.15 Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17 Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

PROXY

FIRST CALIFORNIA FINANCIAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 21, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FIRST CALIFORNIA FINANCIAL GROUP, INC.

The undersigned hereby appoints C. G. Kum and Robert E. Gipson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Stockholders of First California Financial Group, Inc. (the “Meeting”) to be held on June 21, 2007 at [•], beginning at [•] p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated May [•], 2007.

PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL PROPOSALS

1. Elect the following nominees as directors: Richard D. Aldridge, Donald E. Benson, John W. Birchfield, Joseph N. Cohen, Robert E. Gipson, W. Douglas Hile, Antoinette Hubenette, M.D., C.G. Kum, Syble R. Roberts and Thomas Tignino.

☐    FOR             ☐    WITHHOLD

(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).

2. Approve an amendment to Article XI of the Certificate to remove the supermajority voting provision relating to the authorized capital stock of the Company.

☐    FOR             ☐    WITHHOLD

3. Approve an amendment to Article XI of the Certificate to remove the supermajority voting provision requiring elections to be by written ballot.

☐    FOR             ☐    WITHHOLD

4. Approve an amendment to Article XI of the Certificate to remove the supermajority voting provision with respect to stockholder action by written consent.

☐    FOR             ☐    WITHHOLD

5. Approve an amendment to the Certificate to remove Article VII of the Certificate containing supermajority voting requirements relating to the ability of stockholders to change the number of directors.

☐    FOR             ☐    WITHHOLD

6. Approve an amendment to Article XI of the Certificate to remove the supermajority voting provision relating to amendments to the Certificate.

☐    FOR             ☐    WITHHOLD

7. To Approve the First California 2007 Omnibus Equity Incentive Plan.

☐    FOR             ☐    WITHHOLD

8. Upon such other matters as may properly come before the Meeting or any adjournments thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:
Signature

I/we plan to attend the Meeting.
Yes ☐ No ☐	Signature if held jointly

Unless otherwise directed, this proxy will be voted “FOR” the nominees and in the discretion of the proxies on all other matters properly brought before the Meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY